UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Norfolk Southern Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On April 18, 2024, Norfolk Southern Corporation distributed the following communication to shareholders, which may be used in the future in whole or in part by the Company:

A BETTER WAY April 18, 2024

FORWARD-LOOKING STATEMENTS / NON-GAAP MEASURES This presentation and the related materials contain forward-looking statements within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or future performance of Norfolk Southern Corporation (NYSE: NSC) (“Norfolk Southern,” “NS,” the “Company,” “we,” “our,” or “us”) and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “will,” “believe,” “expect,” “targets,” “anticipate,” “estimate,” “plan,” “consider,” “project,” “may,” “could,” would, “should,” “intend,” “predict,” “potential,” “feel,” or other similar terminology. The Company has based these forward-looking statements on management’s current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”), may cause actual results, benefits, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. Please refer to these and our subsequent SEC filings for a full discussion of those risks and uncertainties we view as most important. Forward-looking statements are not, and should not be relied upon as, a guarantee of future events or performance, nor will they necessarily prove to be accurate indications of the times at or by which any such events or performance will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying presentation contains adjusted operating ratio figures. Adjusted operating ratio is a non-GAAP measure that should be viewed as a supplement to and not a substitute for our U.S. GAAP measures, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated. See Appendix for information regarding the definition of adjusted operating ratio. 2

NORFOLK SOUTHERN IS EXECUTING ON A BETTER STRATEGY WITH GREATER LONG TERM UPSIDE FOR SHAREHOLDERS

Norfolk Southern is Emerging as a Safer, More Profitable Railroad with Strong Execution From Crisis-Tested Leaders

- To grow long term freight volumes and recapture market share lost to trucking, the railroad industry must correct for the inconsistent service from barebone staffing driven by too narrow a focus on cost cutting to the detriment of safety and service
  - The Board appointed Alan Shaw CEO in 2022 to implement PSR in a more balanced way, delivering top-tier revenue and earnings growth with industry-competitive margins
  - Alan began to execute our balanced "A Better Way" strategy, focused on three pillars, with safety at its core:
    - Service: Reliable and resilient service through operational and economic disruptions
    - Productivity: Continuous productivity improvement, with a relentless pursuit of excellence through innovation
    - Growth: Smart and sustainable growth with consistent through-cycle service, enabling share recapture and customer retention
  - The strategy was working. We delivered record 2022 revenues, closed the gap to Class I peers with an operating ratio (OR) in the low 60%'s, and achieved the 2nd highest 5-year TSR of our Class I peers (through 12/31/2022)
- Following the East Palestine (EP) incident, we acted decisively to overhaul safety standards to protect our stakeholders and our own long-term viability
  - We reduced mainline accident rate by 38% YoY to the lowest level since 1999 and among the best of the North American Class I railroads
- Despite EP's adverse impact, we continued to improve service levels – train speed by 22% and terminal dwell by 11% since Alan became CEO
  - We improved Intermodal on-time performance by 3,040 bps, demonstrating we have the right plan
  - We are applying this playbook to our Merchandise network, which represents 2/3 of train starts, already improving Merchandise velocity by 24%
- To accelerate execution, we made a series of organizational changes culminating in the appointment of a seasoned PSR expert, John Orr, as COO
  - Since he joined us, more diligent plan adherence has already further improved both Merchandise velocity and terminal dwell by 8% each
  - Furthermore, as we continue to scale our operational changes throughout our network, we expect to see further sequential OR improvement
- We are on a clear and achievable path to close the gap with peers by achieving a <60% OR in 3-4 years[1]
  - This includes a detailed, ground-up plan to capture 400 bps ($550m) of productivity savings and upcycle improvement in the next 3 years
  - The plan will deliver 100-150 bps of OR improvement in 2024, with line of sight to 400-450 bps improvement in 2H 2024
- Our thoughtful, achievable plan contrasts sharply with Ancora's ungrounded and irresponsible PSR implementation strategy, which:
  - Requires thousands of jobs cuts, reversing service and safety progress, and impeding growth
  - Has already drawn increased regulatory scrutiny and extensive public concern from customers, to the detriment of shareholder value

1. The operating ratio improvements discussed and presented on this page represent adjusted operating ratio. See Appendix 3 for definition and reconciliation to GAAP operating ratio.

NORFOLK SOUTHERN 3

OUR FIT-FOR-PURPOSE BOARD IS ALREADY OPTIMIZED FOR THE SUCCESS OF OUR TRANSITION

Our Responsive, Highly Qualified Board is Committed to Accountability

- The Board has been thoughtfully constructed and refreshed around diverse skills which are highly relevant to the Company's success
  - Six new directors have been added in the last five years, including two in 2023, with rail transportation, operations, regulatory, safety, sustainability, cybersecurity, and other relevant skills to continue effective, independent oversight
  - We split the roles of Chair and CEO in 2022. Under the leadership of independent Chair Amy Miles, the Board:
  - Enhanced safety and operations, as well as cybersecurity and enterprise risk management
    - Safety: Increased the cadence of Safety Committee meetings; amended the Safety Committee Charter to provide for additional solicitation of safety-related feedback from craft employees; announced a six-point plan to address NTSB findings on East Palestine; accelerated the Digital Train Inspection Program; appointed a new VP of Safety and a new VP of Field Engagement; oversaw AtkinsRéalis' independent assessment of our safety culture, and added directors with significant experience specific to our industry, including safety and operations
    - Operations: Invested significantly in operations leadership, resources and the Company's operating plan, culminating in the recruitment of a new COO with 40-years experience in the industry and proven scheduled railroading expertise; and further refined our strategy to outperform through market cycles to drive meaningful long-term shareholder value
  - Refined NEO pay practices by adding safety as a component, making operating ratio an explicit metric, and adopting a supplemental clawback policy that covers detrimental conduct, including conduct resulting in a material risk management, operational, safety, or reputational failure
- We engaged with Ancora, interviewed their director nominees, and offered multiple times to add their best nominees to the Board to resolve this contest in a way that would benefit all shareholders. We have been consistently rebuffed

Ancora Would Unnecessarily Delay Our Transition and Put it at Risk

- Ancora tasked its nominees with a single objective – wholesale leadership change – in the service of a naïve, ungrounded, and irresponsible strategy that would damage the long-term viability of our Company
- Ancora is asking shareholders to replace a crisis-tested CEO, a highly-regarded COO and a majority of the fit-for-purpose Board
- In exchange, Ancora offers only:
  - A CEO candidate with no railroading experience who has never led a company
  - A COO candidate with a demonstrably poor track record on service quality, safety and overall performance, and
  - Director nominees wholly bereft of the expertise NSC's transition requires
    - The list is astonishing: no experience running a railroad, no crisis-tested executive leadership, no cybersecurity expertise, no safety expertise, no government experience related to our industry – not even a track-record of effective corporate governance
- Ancora's tone-deaf commitment to a slash-and-burn playbook wholly unsuited to our regulatory, labor, and competitive environments – particularly after East Palestine – has already prompted public concern from regulators, customers, and other critical constituencies

NORFOLK SOUTHERN 4

01 NORFOLK SOUTHERN IS EMERGING AS A SAFER, MORE PROFITABLE RAILROAD WITH STRONG EXECUTION FROM CRISIS-TESTED LEADERS

RAIL SERVICE AND VOLUMES HAVE SUFFERED UNDER THE INDUSTRY'S LEGACY APPROACH TO PSR IMPLEMENTATION

To grow volumes over the long-term, railroads must break the cycle of service disruptions every few years

Rick Paterson,
Loop Capital

*"**Of the 14 Class I meltdowns since the start of 2014, a lack of resiliency—specifically around crew capacity—was a contributing factor in 12 of them**. In response to all the chaos the STB held its "Urgent Issues in Freight Rail Service" hearing in April 2022, where arguably the key finding was the lack of resiliency and key action item was for the industry… **to fix it. NS has been the most visible in attempting to do so** in the context of its public comments."*

FORTUNE

Jeffrey Sonnenfeld,
Yale School of
Management

*"**The opportunity for railroads to recapture market share from trucks through higher-quality service is massive.** Amazingly, over the last decade, rail revenue growth trailed US GDP growth by nearly 50%, with rail revenues stagnant or even declining while U.S. GDP growth surged."*

Under Industry's Legacy PSR Implementation, Rail Has Suffered from Inconsistent Service…

Class I Rail Average Weekly Speed (mph)(1)



27
25
23
21
19
13% worse
'12
'13
'14
'15
'16
'17
'18
'19
'20
'21
'22
'23
Periodic Service Disruptions

… Causing Volume to Steadily Move from Rail to Trucks in the Past Two Decades

Rail Freight Carloads and Truck Tonnage (Indexed to 100) vs Class I Rail Headcount(2)(3)



# of Rail Employees (000s)
160
130
100
70
40
170
150
130
110
+31% Truck
(31%) Rail
'05
'07
'09
'11
'13
'15
'17
'19
'21
'23
Class I Rail Aggregate Headcount

Source: Wall Street Research. Permission to use quotations neither sought nor obtained.
1. Velocity data sourced from Bloomberg – average includes Norfolk Southern, CSX, Union Pacific, BNSF, Canadian National, and Canadian Pacific.
2. Volume data sourced from U.S. Bureau of Transportation Statistics.
3. Employee headcount data sourced from Bloomberg and company filings – aggregate includes Norfolk Southern, CSX, Union Pacific, Canadian National, Kansas City Southern and Canadian Pacific.

NS NORFOLK SOUTHERN 6

THE INDUSTRY, INCLUDING NSC, FACED SIGNIFICANT SERVICE CHALLENGES WHEN EXITING THE PANDEMIC IN 2021

- Staffing constraints, a result of a singular focus on cost cutting, reduced the ability of all railroads to respond as business levels rebounded sharply following the pandemic
- Norfolk Southern's problems were exacerbated by a prior, inflexible operational approach that was at odds with the pillars of scheduled railroad operations
- Certain operating principles were overemphasized at the expense of plan adherence, car handlings and balance

Train Speed and Terminal Dwell are Key Indicators of the Health and Fluidity of a Rail Network

Norfolk Southern Train Speed(1)

Measures how fast a train moves between two terminals



(mph)
24
22
20
18
16
Sep-20
Jan-21
May-21
Sep-21
Jan-22
May-22
Alan Appointed CEO
Better

Norfolk Southern Terminal Dwell(2)

Time either a loaded or empty rail car spends idle



(hours)
28
26
24
22
20
18
16
Sep-20
Jan-21
May-21
Sep-21
Jan-22
May-22
Alan Appointed CEO
Better

1. Speed defined as the average train velocity from origination to destination.
2. Terminal dwell defined as the average amount of time a railcar spends in a terminal between destinations.

7

THE BOARD APPOINTED ALAN SHAW AS CEO BECAUSE THE DEPTH AND BREADTH OF HIS EXPERIENCE WOULD BEST POSITION US TO LEVERAGE PSR Imbalanced Strategy A Better Way 1 • NSC seeks to deliver • Inconsistent service due to • More thoughtful design and resource allocation allows for underinvestment and cyclical shareholder value through a improved service through up and down market cycles furloughs drove share loss Service balanced approach to • Consistent and strategic investment cadence results in better • Inability to quickly recover near, and long-term service product reliable service, continuous from market troughs productivity improvement, and smart growth to deliver 2 • Same underlying PSR focus on asset utilization and optimization, top-tier revenue and but with better balance of long vs. short lead-time expenses earnings growth, with • Singular focus on cost- • In downturns, lean on short lead-time costs to maintain cutting, at the expense of Productivity industry-competitive competitive margins safety, service and growth • More thoughtful with long lead-time costs to protect service and margins capacity for up-turns • Markets are shifting to 3 consumer-oriented, service- • Better and more consistent through-cycle service earns customer sensitive, truck-competitive trust • Inability to effectively serve business. NSC will need to needs of existing customers • Merchandise share that belongs on rail will have more confidence Growth or recapture market share to return deliver reliable service in • More consistent service also translates to stronger pricing growth order to grow earnings over the long-term 8

ALAN DROVE REVENUE AND OPERATIONAL IMPROVEMENTS IN 2022 Norfolk Southern was operating efficiently and driving shareholder returns prior to the East Palestine incident nd Norfolk Southern Had Substantially Closed the … And Delivered the 2 best Shareholder OR Gap by 2022… Returns 2022 Operating Ratio vs Class I Peers (%) 5 Year Total Shareholder Return as of 12/31/2022 (%) 130% Delivered record 62.3% 61.7% 60.1% 60.0% 59.5% revenue in 2022 87% 80% OR in the low ~60% 70% from 2021-2022, closing the gap to Class I peers 54% Narrowed margin gap to our regional peer, CSX, in Q4 2022 (1) Source: Public filings. 9 1. CPKC Operating Ratio reflects Adjusted OR as provided in CPKC filings.

THE IMPACT FROM THE EAST PALESTINE INCIDENT MASKS OUR OTHERWISE COMPETITIVE LONG-TERM TSR PERFORMANCE 5-year TSR Pre-East Palestine (2/2/23) 5-year TSR Pre-Ancora (1/31/24) 5-year TSR Today (4/4/24) 93% 86% 73% 59% 55% 43% Peer Median Peer Median Peer Median Peers include: CSX, CPKC, CN, Union Pacific. 10

WE TOOK DECISIVE ACTION TO OVERHAUL SAFETY STANDARDS TO PROTECT NORFOLK SOUTHERN AND OUR SHAREHOLDERS …And are now an industry-leader in safety with the second-lowest accident rate among US peers Increased Investment and Focus on … Led to Only 35 FRA Reportable Mainline Safety in 2023 Following East Palestine… Accidents in 2023, Which is Lowest Since 1999 (1) FRA Mainline Accident Rate ✓ Six-point safety and craft workforce engagement plans ✓ Consultant AtkinsRéalis retained by 0.99 Management to conduct an 0.92 independent review of safety culture, 0.85 which was overseen by the Board 38% Improvement ✓ First Class I railroad to join the Federal Railroad Administration’s (“FRA”) 0.56 Confidential Close Call Reporting System ✓ Enhanced Train Build Plan ✓ New regional safety training center in East Palestine ✓ Launched digital train inspection portal 2020 2021 2022 2023 Source: Federal Railroad Administration. 11 1. Mainline Accident Rate defined as the number of mainline accidents per million mainline train miles traveled. Better

WE RESTORED RELATIONSHIPS WITH REGULATORS, ELECTED OFFICIALS AND THE EAST PALESTINE COMMUNITY

Alan's leadership through the East Palestine incident gives us credibility with important constituents

RAIL SAFETY REGULATORS

U.S. Secretary of Transportation

"We have been encouraged by recent data showing that Norfolk Southern has experienced a 34 percent reduction in the rate of mainline derailments in the last year. Less encouraging is the fact that data for 2023 suggest that ***Norfolk Southern is alone among the Class I railroads to achieve significant reductions in the rate of mainline derailments this past year."***

– **Pete Buttigieg**
U.S. Secretary of Transportation
March 3, 2024

U.S Department of Transportation Federal Railroad Administration

"I particularly commend your [NS's] commitment to investing in safety *as those investments are* ***imperative for continuing the unique progress your railroad has made;*** *early data for 2023 suggest that* ***NS was the only Class I railroad to achieve significant reductions in the rate of mainline derailments this past year."***

– **Amit Bose**
FRA Administrator
February 21, 2024

ECONOMIC REGULATORS

Surface Transportation Board

*"…**NS has been an industry leader in reducing mainline rail accidents and derailments**. And **NS is the only Class I railroad which has joined the Department of Transportation Confidential Close Call Reporting System**, a major advance in instituting a safe culture in any workplace. **Ancora has nothing to say about what it could do better**."*

– **Martin Oberman**
STB Chairman
February 29, 2024

ENVIRONMENTAL REGULATORS

U.S. Environmental Protection Agency

*"They [Norfolk Southern] have **responded to our orders to date, and have have dotted every "i" and crossed every "t"**. We are almost complete [with] clean up of the waste…"*

– **Michael Regan**
U.S. EPA Administrator
September 28, 2023

ELECTED OFFICIALS

U.S House of Representatives

*"Initially, I was uncertain NS would fulfill its promise to "do the right thing" for my community. However, once I met Alan Shaw, Norfolk Southern's CEO, my uncertainty vanished. As we worked through each stage of the recovery and made actionable requests of Norfolk Southern, I came to trust and understand that **Mr. Shaw, would listen, be responsive, honor his commitments, and would keep his word to both me and the broader community**. He did all those things and more."*

– **Bill Johnson**
U.S. Representative, Ohio (R-Marietta)
April 4, 2024

*"How the shareholders want to handle this vote is up to them. But I know that what's most relevant here is that Norfolk Southern, **under Alan Shaw's leadership and the current board, has made a commitment to our community's recovery for both the short and long term**, and that both the vision and commitment of this current leadership team is exactly what this moment requires."*

– **Bill Johnson**
U.S. Representative, Ohio (R-Marietta)
April 4, 2024

East Palestine

*"This is a long process and it's going to take a lot to get cleaned up, but after what we saw tonight, **I believe this village is going to be better than it was before the derailment**... It seems like **Norfolk Southern is trying to make it right."***

– **Trent Conaway**
East Palestine Mayor
June 20, 2023

COMMUNITY

East Palestine Fire Department

"[Norfolk Southern] have stepped up and done exactly what they said they were going to do*, whether that be remediation or helping to get the town back to where it was.* ***We've had no issues with them… We are holding them accountable****, just like everybody else is and just like they should be."*

– **Keith Drabick**
East Palestine Fire Chief
February 3, 2024

Source: Wall Street Research. Permission to use quotations neither sought nor obtained.

12

ALAN TOOK DECISIVE ACTION TO ADDRESS OUR SERVICE ISSUES

- Execution of our PSR operating plan under our new strategy turned around performance, including improving train speed and terminal dwell
- Drove substantial operating improvements, even through the East Palestine incident, for the benefit of the franchise and shareholders
- Made significant service-focused operational changes such as investing in infrastructure and technology, bolstering the Company's workforce and training, and enhancing safety measures post-EP

Train Speed[1]

Measures how fast a train moves between two terminals



(mph)
24
22
20
18
16
Train speed improved **~22%**
Alan Shaw Tenure
22% better
17.1
20.9
East Palestine Derailment
Train speed restricted due to reduced capacity in critical corridor
Better
Mar-21
Mar-22
Mar-23
Mar-24

Terminal Dwell[2]

Time a loaded or empty rail car spends idle



(hours)
34
32
30
28
26
24
22
20
Terminal dwell improved **~11%**
Alan Shaw Tenure
27.3
11% better
24.2
East Palestine Derailment
Reduced capacity creates congestion and freight backlogs that heighten dwell times
Better
Mar-21
Mar-22
Mar-23
Mar-24

Note: Train speed and terminal dwell through March 2024, representing the latest monthly data publicly available on our website.
1. Speed defined as the average train velocity from origination to destination.
2. Terminal dwell defined as the average amount of time a railcar spends in a terminal between destinations.

13

OUR BALANCED STRATEGY SIGNIFICANTLY IMPROVED INTERMODAL SERVICE AND IS SCALABLE ACROSS THE MERCHANDISE NETWORK

- Improved service levels by 3,040 bps in our most service-sensitive product, despite the disruption of the East Palestine incident
- Execution in Intermodal will be similarly scaled across the Merchandise network, without incremental resources
  - Demonstrated discipline in plan adherence
  - On-time departures and arrivals
  - Removed complexity to drive velocity and reduce terminal dwell

Intermodal On-Time Service Performance


100%
90%
80%
70%
60%
50%
40%
Jan-21
Jul-21
Feb-22
Aug-22
Mar-23
Sep-23
Apr-24
Alan Shaw Tenure
East Palestine Derailment
57%
88%
~3,040 bps better
Better

Note: Charts reflect rolling 12-week average through April 2024. Latest internal data available.
14

PSR EXPERT JOHN ORR, OUR NEW COO, WILL ACCELERATE THE EXECUTION OF OUR BALANCED STRATEGY



- **Over a four-decade career, John built a reputation for applying scheduled railroading principles to drive sustainable long-term value creation**

CPKC | Kansas City Southern Lines | CN

- Spearheaded the **turnaround of CPKC's Mexico operations** by successfully implementing a **high-efficiency operating model**
- **Shaped and guided the execution** of KCS' **service-focused precision scheduled railroading initiatives**
- Drove **significant improvements** in CN's **safety and operational performance**
- Helped deliver strong shareholder returns, reflected **in CPKC's ~13% TSR and KCS' ~14% TSR** during his tenure (1)
- John worked under Hunter Harrison for decades at CN, is a well published author and thought leader on PSR, and was **honored with Railway Age's 2023 Top Influencer award**
- Having served as a representative for the **United Transportation Union for over 15 years** gives him **credibility with our workforce and labor representatives**

"

VERTICAL RESEARCH PARTNERS

*"**The arrival of Mr. Orr puts greater confidence in the timing of a potential operating improvement, and now allows NSC to provide investors with an acceleration of the operating margin outlook** for a prior range of 100-150 basis points a year to 400 basis points in the second half of 2024 alone. **This would bring NSC's operating margins within striking distance of industry peers within a year**."*

– **Jeff Kauffman**
Vertical Research Partners
March 20, 2024

"

Trains

*"John Orr is one of the **most respected railroaders in the industry**, with **decades of hands-on experience leading successful operating plans**. He was instrumental in executing a scheduled railroading strategy at Kansas City Southern that **significantly improved service and productivity**, and led to sustainable performance improvement."*

– **Pat Ottensmeyer**
Former Kansas City Southern CEO
March 21, 2024

NS NORFOLK SOUTHERN

Source: Wall Street Research. Permission to use quotations neither sought nor obtained.
1. Calculated using FactSet and dates of April 14, 2023 to March 19, 2024 for CPKC; April 15, 2021 to December 13, 2021 for KCS.

15

JOHN'S TRACK RECORD OF IMPROVING OPERATIONS AT MULTIPLE CLASS I RAILROADS IS UNMATCHED

CPKC Highlighted Orr's Achievements in its Q3'23 Earnings Presentation[1]


Q3 2023
EARNINGS
REVIEW
October 25, 2023

Slide 5 of CPKC's Q3'23 Earnings Presentation

- John Orr improved **network speed, average terminal dwell, locomotive productivity and car miles / car day** in CPKC's Mexico business over a **70-day period**


CPKC de Mexico Operating Metrics
Network speed
(Miles per hour)
8.1
10.6
31% Improvement
30-Jul
8-Oct
Average terminal dwell
(hours)
18.1
15.6
14% Improvement
30-Jul
8-Oct
Locomotive productivity
(GTMs / operating horsepower)
62.1
68.0
10% Improvement
30-Jul
8-Oct
Car Miles / Car Day
(miles per day)
56.6
69.3
22% Improvement
30-Jul
8-Oct

CPKC

*"**John Orr is leading the team**, leading the charge in Mexico had **a lot of experience**, obviously, from his previous experience as the COO of KCS and KSC de Mexico. So that's working well. **We're seeing progress across all the operating metrics, train speed, terminal dwell, car miles per day, locomotive productivity, service experience for the customer.**"*

– **Keith Creel**
President and CEO, CPKC
November 12, 2023

J.P.Morgan

*"Former KCS EVP of Ops **John Orr is leading the Mexico Task Force which has generated significant operational improvements over the last 3 months**. Such **improvements in fluidity and service levels have helped take GTMs on the Mexican network to all-time highs** and will be critical to compete for cross-border highway conversion with a second Laredo rail bridge slated to come online by the end of 2024."*

– **Brian Ossenbeck**
J.P. Morgan
October 26, 2023

BMO

*"**Since the appointment of a special task force led by John Orr in late July, the Mexican operations have demonstrated steady improvement.** We see significant runway for additional gains as the company identifies bottlenecks/inefficiencies and continues to deploy solutions."*

– **Fadi Chamoun**
BMO
November 12, 2023

***Ancora wildly misrepresents** the amendment NSC made to the **Meridian Speedway agreement** to release John from his contract with CPKC – **it was not a consequential concession**.*

- NSC maintains a competitive advantage with the fastest and highest capacity rail route for transcontinental intermodal traffic between the Southwestern U.S. and the Southeast
- CPKC gains some additional flexibility to move other intermodal traffic along the Meridian Speedway corridor to and from the Dallas market

Source: Wall Street Research. Permission to use quotations neither sought nor obtained.
1. Per Canadian Pacific Kansas City's Q3'2023 Earnings Review presentation, published October 25, 2023.

NORFOLK SOUTHERN
16

JOHN HAS THE SUPERIOR OPERATING TRACK RECORD COMPARED TO ANCORA’S PROPOSED CANDIDATE… • KCS train speed improved by 1% and dwell improved by 11% during Orr’s leadership • CSX train speed deteriorated by 17% and dwell worsened by 14% during Boychuk’s tenure KCS Train Speed CSX Train Speed (Indexed to 100) (Indexed to 100) 140 110 John Orr Tenure Jamie Boychuk Tenure 130 100 17% 120 worse 90 110 1% better 80 100 90 70 Mar-19 Mar-20 Mar-21 Mar-22 Mar-19 Mar-20 Mar-21 Mar-22 Mar-23 KCS Terminal Dwell CSX Terminal Dwell (Indexed to 100) (Indexed to 100) John Orr Tenure Jamie Boychuk Tenure 130 150 140 120 11% 130 better 110 120 100 110 14% 90 worse 100 80 90 Mar-19 Mar-20 Mar-21 Mar-22 Mar-19 Mar-20 Mar-21 Mar-22 Mar-23 Source: Public filings. 17 Better Better Better Better

…AND, CRITICALLY FOR SHAREHOLDERS, A MUCH BETTER TRACK RECORD ON SAFETY • KCS’ quarterly mainline accident rate improved by 41% under Orr’s leadership. The same measure at CSX deteriorated by 76% under Boychuk’s tenure (1) • Immediately after Boychuk’s departure, CSX’s mainline accident rate improved by 43% KCS Mainline Accident Rate CSX Mainline Accident Rate (Indexed to 100) (Indexed to 100) 200 200 John Orr Tenure Jamie Boychuk Tenure 180 180 160 160 140 140 120 120 76% 100 100 worse 41% 80 80 better 43% better immediately 60 60 after 40 40 Boychuk’s departure 20 20 0 0 Sep-19 Sep-20 Sep-21 Sep-22 Sep-19 Sep-20 Sep-21 Sep-22 Sep-23 Source: Public filings. 18 1. Reflects latest quarter ended December 2023. Better Better

JOHN ORR IS THE EXPERT BEST EQUIPPED TO EXECUTE OUR PSR OPERATING PLAN… >400 bps of productivity improvement over the next 3 years is completely in scope The Right Man For the Job Where We Are Headed in the Next 60-90 Days ✓ A proven expert in complex situations that impair operational ➢ Reduce terminal dwell in two major yards by 30% performance ✓ Committed to a safety-first mindset and discipline, which empowers the organization to deliver industry-leading safety, ➢ Reduce overtime by 20% exceptional service, and optimized resource management ➢ Reduce recrew rate by 20% Current Network Improvement Initiatives ➢ Increase on-time connections system wide by 10% ✓ Identifying and eliminating corridor bottlenecks ✓ Targeting large-volume Merchandise terminals for ➢ Improve Merchandise on-time performance by 15% improved velocity and productivity ✓ Driving standard processes across all workstreams ➢ Increase AAR train speed by 10% ✓ Rationalizing locomotives and cars ➢ Reduce AAR terminal dwell by 15% ✓ Replicating these best practices across the network 19

…AND HE IS SPEARHEADING A RANGE OF KEY PRODUCTIVITY INITIATIVES

Merchandise

- **Pre-blocking:** Pre-block from customers and short line partners to reduce downstream handlings
- **Automotive Smoothing**: Smooth outbound loadings by day of week and train
- **Local Review**: Identify local service day reductions that facilitate job reductions
- **P&L management structure in Transportation and Network Operations Center (NOC)**: Enhanced suite of budget management tools
- **Customer Pipelines**: Reduced cars under customer control by 19% in the last 90 days
- **Precision Build Plans**: Standardized build plans across all terminals, which have improved execution between NOC, Transportation, and Mechanical
- **Rules of Engagement**: Rules of Engagement now set to run scheduled network to plan flex bulk
- **Yard and Local Power**: Concluded yard and local demand by job this week after reviewing all jobs with Divisions



Intermodal



- **Intermodal Lane Rationalizations**: Two rounds of intermodal lane rationalizations impacting a total of 35 intermodal lanes are in process of being completed. These lane reductions will reduce low density, low growth lanes driving greater operating margins while reducing complexity
- **TOFC Lane rationalizations**: Beyond the lane rationalizations, we are reducing TOFC in lanes planned to remain to drive further train and intermodal facility productivity
- **High Frequency Lanes**: Consolidating multiple blocks to drive greater outlet frequency
- Ongoing **intermodal day-of-week adjustments** taking place to calibrate train starts to volume reducing crew starts and increasing overall train productivity
- **Slot utilization initiative** underway to improve railcar productivity and fuel efficiency
- **Intermodal Reservation System**: Targeting MVP (Minimum Value Product) by September 2024

Bulk

- **Customer Release Initiative**: Ongoing review taking place with the Marketing division on customer incentives (contractual & non-contractual) to release equipment faster; review replication of existing best practices
- **Customer Turn Time**: Data table with customer load & unload goals vs actuals, generating automated notifications on excessive customer dwell for proactive handling to turn resources
- **Release to Depart**: Customer to bulk operations automated notification of sets released empty and loaded finalized, minimizing dwell in train symbol builds through intermediate communication; IT development of auto-call feature scheduled for 2H24
- **Bulk Train Length**: Completed review of all bulk lanes to optimize productivity. Train length adjustments made with remaining lanes now limited to customer capacity at loading/unloading facilities.
- **Road Train Miles per Day:** New corporate metric in development to track overall bulk set productivity



Fuel



- **Operations Scorecard**: Targets & scorecard developed for controllable contributors to Fuel Efficiency
- **HPT full analysis with recommendations completed, reviewed, & strategy finalized**
- **Calibrating GTMs, per planned road HP per day, of scheduled network (locomotive productivity)** including balancing Merchandise and remaining Intermodal run times
- **Evaluating MTO on three districts**, standardizing HPT limits closer across paperwork HPT and SHPT
- **Wabtec Pacing implementing 2H24**; will fully leverage MTO to pace trains for rolling meets to reduce stop events
- **Complete first ACS IRT locomotive install**
- **2024 DC2AC conversion locomotive deliveries** began February 2024
- **GTMs IT**: Accounting review continuing, expecting implementation 1Q24
- **Fuel Plan**: Optimizing fuel plan to reduce fuel spend for March review & implementation

Crew Planning

- **Extra Board Consolidations**: Combined Portsmouth CO board; combining Birmingham and Portsmouth extra boards
- **Assigned Service**: Implemented assigned service in 6 locations YTD to reduce detention time
  - Additional districts identified to implement, with further analysis & discussions underway
  - Established assigned service implementation process & financial, productivity scorecard
- **Additional T&E Productivity**: Flip trips, combined service deadheading, and deadhead & detention
- **System review & reduction in T&E locations**
- **T&E Manpower Availability**: Review of elevated contributors & addressing with collective teams


SAFETY

Source: Company records. See Appendix 1 for a glossary of rail terms.

20

WE ARE ALREADY STARTING TO SEE RESULTS Merchandise Velocity Terminal Dwell (mph) (Hours) 22 28 21 26 20 8% 8% better better 24 19 18 22 17 20 16 15 18 Jan-24 Feb-24 Mar-24 Apr-24 Jan-24 Feb-24 Mar-24 Apr-24 Note: Charts reflect rolling 7-day average. 21 Source: AAR and internal data. Latest data available. Better Better

JOHN WILL FURTHER ACCELERATE MERCHANDISE VELOCITY, WHICH OFFERS A BIG PAYOFF IN PRODUCTIVITY AND PROFITABILITY Delivering on a Multi-year Plan to Improve Merchandise Velocity • Prioritize running-to-plan, even in the face of shocks and disruptions • Start with safety; confidence and empowerment at the ballast line Disciplined Plan Adherence • Data-driven performance monitoring and real-time correction to stay on schedule • Standardization of productivity expectations with targeted output for each terminal, addressing exceptions on a daily basis Enhance Productivity • Achieved through intensity and accountability at the Terminal Superintendent level, including several with prior PSR experience at CN and CSX • Optimizing yard network using density mapping software to increase throughput and capacity • Designing-out handlings through pre-blocking, working with customers and strategically increasing capacity at key locations Maximize Operating • Portfolio changes in Intermodal to reduce complexity and free-up resources Efficiency • Customer pipeline management to minimize idle cars on-line and promote better network balance; this will free-up capacity and allow us to consolidate work at the most productive yards • Targeted capital investment in strategic locations across the network to further increase yard Capital Investment efficiency 22

THE COMBINATION OF ALAN SHAW & JOHN ORR PRESENTS THE BETTER WAY

As CN and CSX have demonstrated[1], CEOs with rail backgrounds primarily outside operations have effectively grown revenue and improved O.R., when combined with an experienced COO

The Better Way



Alan Shaw

30 years
railroad experience

- As CEO, navigated NSC through a complex corporate crisis resulting in **strengthened relationships with regulators**
- **Diverse, broad-based experience** in finance, operations and marketing and a **Chartered Financial Analyst**
- **Drove revenue growth, outpacing Class I railroad** peers during tenure as Chief Marketing Officer from 2015 – 2021
- **Developed relationships with key customers across all areas of the business as CMO** – uniquely positioning him to grow revenue as CEO
- **Delivered record annual railway operating revenue** in first year as CEO in 2022



John Orr

40 years
railroad experience

- **Precision Scheduled Railroading expert** – award-winning author in operations; received Railway Age's 2023 Top Influencer award
- Spearheaded the turnaround of CPKC's Mexico operations by **successfully implementing a high-efficiency operating model**
- **Proven ability to build strong relationships with customers, regulators, unions, and industry partners**

VS

The "High Risk Ticket"

Jim Barber

Zero years
railroad experience

- **No rail industry experience**
- **Unproven CEO candidate; never previously led an entire company as CEO**, and served only two years as COO of UPS
- Has been **on the bench for 5 years during the most important event in global supply chain history**
- Unsuccessful CEO candidate at C.H. Robinson, **where he was also endorsed by Ancora**
- **"Director-for-hire" previously nominated by Sachem Head** at US Foods, where he currently serves as a director

Jamie Boychuk

27 years
railroad experience

- **Degraded operations at CSX despite inheriting a well-run operation** from Hunter Harrison and Ed Harris
- **Allowed CSX's margins to deteriorate by 400 bps, train speed to slow by 17%, average dwell hours to worsen by 14%, and mainline accident rate to increase by 76%**
- Drove one of Norfolk Southern's major customers (and an existing CSX customer) **to threaten cancellation of its contracts with Norfolk Southern if Boychuk joins the management team**

1. Claude Mongeau (former EVP and CFO of CN) served as CEO of CN from 2010 to 2016, with Keith Creel as COO. Jim Foote (former EVP of Marketing of CN) served as CEO of CSX from 2017 to 2022, with Ed Harris as COO. Tracey Robinson (former VP of Sales and Marketing at CN) has served as CEO of CN since 2022, with Ed Harris as COO.

23

MERCHANDISE VELOCITY ALREADY EXCEEDS 2022 LEVELS AND CONTINUES TO IMPROVE…

- In Q4 2023 we achieved our best Intermodal service results in over three years by enhancing resiliency, discipline and productivity
- We are now applying the principles we developed in the successful turnaround of Intermodal to our Merchandise network, where two-thirds of train starts (and associated costs) originate
  - While we have already significantly enhanced Merchandise velocity since 2022, we continue to improve network performance to reach our operating targets
  - Accelerating Merchandise will unlock significant productivity and margin improvement

Merchandise Velocity (1)


(mph)
22
21
20
19
18
17
16
15
14
13
12
May-22
Jul-22
Oct-22
Jan-23
Apr-23
Jul-23
Oct-23
Jan-24
Apr-24
Alan Appointed CEO
East Palestine-Related Disruptions
24% better
Mid-Term Target
Better

Impact of EP/Safety-Related Changes

- "Premier Corridor" mainline capacity cut by over 50% for 6 months, with both mainline tracks out of service for a period of time
- Velocity fell by 20%; when one track was out of service, the other ran at a restricted speed
- $175M of lost revenue in Q2 2023 due to service disruptions

Note: Charts reflect rolling 12-week average.
Source: AAR and internal data. Latest data available.
1. Velocity defined as the average train speed from origination to destination.

24

…BOLSTERING OUR PLAN TO UNLOCK 400BPS OF MARGIN IMPROVEMENT FROM PRODUCTIVITY SAVINGS…

Faster Merchandise Velocity Unlocks Productivity and Cost Savings Throughout the P&L

Total Productivity Savings:	~$550M *>400 bps of margin*
~$250M	**Comp & Benefits** • Reduced overtime, re-crews, deadhead detention[1], incentives, training • Reduced train and crew starts
~$150M	**Fuel Efficiency**
~$50M	**Purchased Services**
~$50M	**Equipment Rents**
~$50M	**Materials & Other**

The Flywheel Effect From Velocity Gains Will Drive Down the Cost Structure


Increasing velocity and running the plan will drive the cost structure down
Overtime Savings
Recrew Savings
Car Velocity
Capacity Dividend
Workforce Productivity
Locomotive Productivity
Improved Service
Maintenance Benefits

NORFOLK SOUTHERN

1. "Deadhead detention" refers to crew members who earn wages without performing service while awaiting assignments or repositioning between terminals.

25

...HELPING US ACHIEVE A SUB-60% OPERATING RATIO[1]

- We expect to realize an operating ratio of 60% or lower in three to four years, assuming a market recovery and associated revenue growth in line with previous freight cycles



Base Line 3-Year Margin Improvement Plan
Normal Economic Recovery
67.4%
(200+) bps
(400+) bps
160 bps
(300+) bps
< 60.0%
2023
Rev Growth (+3% - 3.5%)
Productivity Savings
Inflation
Incremental Volume + Normalized Truck Pricing
~2026
Modest volume plus pricing above inflation
~180bps Comps & Benefits
~110bps Fuel Efficiency
~40bps Purchased Services
~40bps Equipment Rents
~40bps Materials & Other
Assumes 2-3% inflation
Incremental 2% revenue growth from economic recovery and stronger truck rates

1. The operating ratio improvements discussed and presented on this page represent adjusted operating ratio. See Appendix 3 for definition and reconciliation to GAAP operating ratio.

26

MEANINGFUL YEAR-OVER-YEAR MARGIN IMPROVEMENT WILL BE EVIDENT AS WE PROGRESS THROUGH THE YEAR

- Despite revenue and cost headwinds in the first quarter of 2024, we expect to deliver ~400-500 basis points of operating ratio improvement during the second half of 2024[1]
- This is consistent with our plan to achieve ~100-150 basis points of average annual operating margin improvement
  - Translates to a 2024 exit ratio of ~64-65%[1]

YoY Δ	↑ 150 – 200 bps	↓ 400 – 450 bps	↓ 100 – 150 bps


68.9%
67-68%
64-65%
~66%
2H23
1H24
2H24
Full Year

NS NORFOLK SOUTHERN

1. The operating ratio improvements discussed and presented on this page represent adjusted operating ratio. See Appendix 3 for definition and reconciliation to GAAP operating ratio.

27

ANCORA'S PLAN UNNECESSARILY PUTS NORFOLK SOUTHERN AT RISK, WHILE FAILING TO DELIVER UPSIDE TO MANAGEMENT'S PLAN

NSC's Strategy and PSR Operating Plan Will Achieve <60% OR Without Execution and Timing Risks

Operating Ratio (%)[(1)]


67.4%
The only way Ancora can achieve 60% OR faster than our plan is by immediately cutting thousands of jobs, putting service and safety at substantial risk, sparking immediate backlash from regulators, and destroying long term shareholder value
Our thoughtful and detailed margin improvement plan will get Norfolk Southern to a sub-60% OR in ~3 years, while leaving us well-positioned to grow with our customers and deliver top-tier earnings and EPS growth over the long-term
60.0%
<60.0%
Current
1-2 Years
~3 Years
Ancora's Slash and Burn Approach
A Better Way

"The **rapid reduction in OR** championed by Ancora can **only be accomplished by new major reductions in the workforce.**"
– *Marty Oberman, Surface Transportation Board Chair*

Stephens Rail Shipper Survey (respondents collectively manage estimated ~$25 billion of annual transportation spend)

"If NSC loses the shareholder vote, **80% of** [Shipper Survey] **respondents said they would shift some freight to CSX and/or Truck.**"
– Stephens

"**91%** of respondents **believe the activist's plan would result in worse service** in the next year."
– Stephens

"The vast majority of **shippers** participating in our survey **support NSC's strategic plan with 86% choosing this approach** over the activist plan."
– Stephens

"We have seen **solid improvement with NS service over the past two years**, for both carload and intermodal. After **reviewing the plan by the activist**, I am **convinced** it is a **short-term attempt to squeeze cash out of the NS network.**"
– Surveyed Shipper

"NS has been doing a really nice job of balancing cost and service. **If the activist moves forward, it will be bad for everyone except for a few profiteers.**"
– Surveyed Shipper

NS NORFOLK SOUTHERN

Permission to use quotations neither sought nor obtained.
1. The operating ratio improvements discussed and presented on this page represent adjusted operating ratio. See Appendix 3 for definition and reconciliation to GAAP operating ratio.

28

02 OUR RESPONSIVE, HIGHLY QUALIFIED BOARD IS COMMITTED TO ACCOUNTABILITY

WE ENHANCED OUR BOARD TO DRIVE ENHANCEMENTS IN SAFETY AND OPERATIONAL PERFORMANCE...

Board and Governance Changes

January 2022

Announced separation of the roles of CEO and Board Chair; appointed Amy Miles as independent Chair of the Board, effective May 2022

May 2023

Board oversaw independent culture assessments by AtkinsRéalis, a renowned advisor with Nuclear Navy (vessels powered by nuclear reactors) experience

July and August 2023

- Appointed Admiral Philip Davidson, former 25th Commander of the United States Indo-Pacific Command, and Francesca DeBiase to the Board – both are senior executives who have led large-scale organizations and have significant operational experience
- Announced future rotation of Board Committee leadership including Safety and Governance and Nominating Committees
- Increased cadence of Safety Committee meetings

February 2024

- Nominated Richard Anderson and Heidi Heitkamp to the Board
- Mr. Anderson's extensive career in rail / transportation spans 3 decades
- Ms. Heitkamp brings government and policy experience stemming from her work championing rail safety in the U.S. Senate
- Amended the Safety Committee Charter to receive comprehensive feedback on NSC's safety program, practices, and performance, including from craft employees

2022 — 2023 — 2024

Operational and Safety Changes

December 2021

Appointed Alan Shaw as President, effective immediately, and as CEO, effective May 2022

June 2022

Announced TOP|SPG Strategy

March 2023

- Announced six-point safety plan to address NTSB findings on East Palestine
- Appointed John Fleps as VP of Safety and Floyd Hudson as VP of Field Engagement
- Accelerated the Digital Train Inspection program
- Launched a leadership development program for front-line field supervisors

March 2024

Appointed John Orr EVP and COO

NORFOLK SOUTHERN

Source: 2024 Definitive Proxy Statement.

30

…BUILDING A STRONG FOUNDATION TO DELIVER SUSTAINABLE SHAREHOLDER VALUE…

Transformed Strategy

- ✓ Implemented balanced strategy to safely deliver reliable and resilient service, drive continuous productivity improvement and propel smart and sustainable growth
- ✓ Strategy designed to outperform through market cycles and drive meaningful long-term shareholder value
- ✓ Made significant investments in operations leadership, resources and the Company's operating plan
- ✓ Increased focus and investment in safety including joining FRA's Confidential Close Call Reporting System and overseeing AtkinsRéalis' independent review and recommendations on our safety culture
- ✓ Identified opportunities to further simplify and accelerate the network through full portfolio review of intermodal franchise

+

Thoughtful and Comprehensive Refreshment



Appointed within last 5 years

New director nominee in 2024

=

Creating a Safer, More Reliable Railroad

- ✓ Achieved industry-leading safety results, notably a 38% reduction in mainline accident rate in 2023 and the fewest mainline accidents since 1999
- ✓ Improved Intermodal service performance by 3,040 bps, from 57% to 88%, since Alan Shaw appointed CEO
- ✓ Improved terminal dwell time by 11%, Merchandise velocity by 24% and manifest train speed by 22% since Alan Shaw appointed CEO
- ✓ Targeting 100-150 bps of annual productivity-driven operating ratio improvement in 2024[1]
- ✓ Targeting $550m (~400 bps of margin improvement) of savings over next 3 years by increasing Merchandise velocity

Source: 2024 Definitive Proxy Statement.
1. The operating ratio improvements discussed and presented on this page represent adjusted operating ratio. See Appendix 3 for definition and reconciliation to GAAP operating ratio.

31

…WE ALSO ENHANCED SAFETY, CYBERSECURITY AND ENTERPRISE RISK MANAGEMENT PRACTICES… Safety Enterprise Risk Management Cybersecurity • Increased Safety Committee meeting • Amended Finance and Risk Management cadence to provide regular reporting on the Committee charter to enhance reporting status of the six-point safety plan and the related to the resiliency of the Company’s IT implementation of AtkinsRéalis-and FRA- infrastructure and the quality, adequacy, and approved responsive activities effectiveness of security controls, policies, and procedures • Recalibrated the Company's event management process to prioritize root cause • Supplemented existing Enterprise Risk • Streamlined procedures to ensure timely analysis and corrective actions Council with cross-functional working reporting of material cybersecurity incidents • Rotated the Safety Committee Chair and groups providing periodic reports to the Finance to the Finance and Risk Management th added Admiral Philip Davidson, former 25 and Risk Management Committee Committee and to the full Board Commander of United States Indo-Pacific • Aligned reporting of quarterly and monthly Command, who led comprehensive reviews of • Enhanced reporting to Board of IT resiliency risk metrics with reporting of other operational the U.S. Navy’s safety protocols and cybersecurity assessments and performance metrics • Amended the Safety Committee Charter to • Tracked key risk indicators with respect to our receive comprehensive feedback on NSC’s • Developed a crisis management playbook primary information technology, cybersecurity, safety program, practices, and performance, and conducted periodic tabletop exercises and privacy risks including from craft employees • Enhanced third-party risk management • Added Safety metrics to our executive programs compensation plan Source: 2024 Definitive Proxy Statement. 32

…AND REFINED PAY PRACTICES TO ENHANCE ALIGNMENT WITH VALUE CREATION AND DELIVER ON OUR COMMITMENTS…

In 2023, our engagement team (which includes directors in certain instances) held 55 engagement meetings with 40 shareholders representing 49% of our outstanding shares

In response, we:

Made Operating Ratio an explicit performance metric in 2024:
- The 2024 operating ratio targets align with the improvements needed to achieve the Company's long-term objectives of achieving a sub-60% operating ratio in three to four years and closing the gap with peers[(1)]

Added new safety component in 2023:
- Incorporated two publicly reported safety measures in our 2023 plan and committed to maintain safety performance metrics in our 2024 plan

Applied negative discretion to 2023 compensation:
- Reduced the 2023 annual incentive plan payout to zero for all NEOs to reflect impact of EP on shareholders

Implemented a Supplemental Clawback Policy in 2023:
- Expanded clawback policy which exceeds the NYSE requirements and covers detrimental conduct, including conduct resulting in a material risk, operational, safety, or reputational failure

Updated 2024 Performance Metrics:

70% Financial	20% Service	10% Safety
30% Operating Ratio	10% Merchandise On-Time Delivery	5% FRA Injury Rate
25% Operating Income	10% Intermodal Composite	5% FRA Reportable Accident Rate
15% Annual Revenue		

Our plan aligns executive and shareholder outcomes…



CEO Pay 92% At-Risk
79% Long-Term
80% Performance -Based
12%
8%
13%
20%
47%
Base
Annual Incentive
PSUs
Stock Options
RSUs
Average NEO Pay 81% At-Risk
64% Long-Term
65% Performance -Based
16%
19%
16%
17%
32%

…as 2023 realizable pay demonstrated (as of December 31, 2023)



CEO
$12.8M
(33%)
$8.6M
Target Compensation
Realizable Compensation
Average Other NEO's
$3.4M
(32%)
$2.3M
Target Compensation
Realizable Compensation

Source: 2024 Definitive Proxy Statement.
Note: Target Compensation includes: 2023 base salary earned, 2023 target annual incentive compensation, and 2023 target value of the annual equity awards. Realizable Compensation Value reflects: 2023 base salary earned, no 2023 annual incentive earned, and the end-of-year value of performance share units ("PSUs"), restricted stock units ("RSUs"), and Stock Options issued in 2023, in each case valued based on a stock price of $236.38 at December 29, 2023, with PSUs valued at target and stock options valued based on an exercise price of $241.18.
1. The operating ratio improvements discussed and presented on this page represents adjusted operating ratio. See Appendix 3 for definition and reconciliation of non-GAAP operating ratio.

33

...ALL UNDER THE LEADERSHIP OF A NEW, EXPERIENCED INDEPENDENT CHAIR



27%
Total Shareholder Return[1]
AMGEN

435%
Total Shareholder Return[1]
GAP

230%
Total Shareholder Return[1]
REGAL ENTERTAINMENT GROUP

In January 2022, we announced the separation of the CEO and Chair roles and elected Amy Miles as independent Chair, effective May 2022

Brings Extensive Experience to the Role

Extensive Governance Experience

- Previously Chair at another large public company, Regal Entertainment Group, and currently a director at Amgen and Gap

Leadership Track Record at Public Companies

- Successful track record as a corporate executive and director of multiple large public companies, including as CEO of Regal Entertainment Group
- Valuable experience driving operational efficiencies, investing in customer experience-related infrastructure, marketing, and expanding organizational capabilities
- Financial and accounting expert as a former CFO

Deeply Familiar with Norfolk Southern's Business

- Over a decade of experience on Norfolk Southern's Board, which provides a unique perspective on the evolution of our Company strategy, operating model, financial performance and safety initiatives since her appointment in 2014
- Fully engaged in guiding Norfolk Southern through the challenges relating to East Palestine and others since, including legal and regulatory scrutiny, leadership change, investor engagement and operational refocus

Delivers for Shareholders

Holds Management Accountable

- Stays fully engaged on key strategic, operational, and emerging matters through regular onsite meetings with executive team, and addresses ongoing matters in greater detail through regular meetings with C-Suite

Leads Engagement with Shareholders

- Engages with key shareholders, providing the Board with their insight and feedback on governance, safety, and compensation matters before the Board

Drives Board Agenda and Oversees Board Fitness

- Ensures entire Board is focused on key topics, and balances near-term and long-term priorities
- Involves herself in emerging issues, including by participating in committee meetings as necessary
- Leads Board's annual self-evaluation process, including conducting one-on-one interviews with each Board member
- Led the Board refreshment and governance enhancements following the East Palestine incident

Source: 2024 Definitive Proxy Statement.
1. Calculated using FactSet and date ranges July 23, 2020 and April 1, 2024 for Amgen; April 1, 2020 to April 1, 2024 for Gap; June 30, 2009 to February 28, 2018 for Regal Entertainment.

NS NORFOLK SOUTHERN
34

WE OFFERED TO ADD THE BEST OF ANCORA’S NOMINEES. WE WERE CONSISTENTLY REBUFFED Our best efforts to find the right answer for all shareholders were derailed by Ancora’s zero-sum mentality February 4-9, 2024 Each Ancora nominee is interviewed by our independent November 2023 Chair and the outgoing and incoming Gov/Nom Chairs Ancora first contacts February 21, 2024 After identifying the strongest nominees, our independent NSC requesting the Chair proposes to Ancora that adding those nominees Ancora announces on CNBC it is questionnaire seeking to take control of the Board, might be a resolution in the best interests of all required under our replace the CEO, and install Ancora’s shareholders bylaws to nominate preferred candidate for COO Ancora instead insists it must obtain five seats and replace director candidates the CEO March 19, 2024 February 13-14, 2024 January 2024 Our independent Chair In an effort to identify The Board reiterates its interest in finding a peaceful resolution proposed a settlement common ground and which serves all shareholders by adding Ancora’s best nominees to framework including work out a resolution, the Board Board seats to help reach NSC management meets Ancora insists on CEO change a resolution with Ancora and certain of After more engagement, during which the Board reiterates its commitment Ancora cut off discussions, its director nominees to to a settlement which would add Ancora’s best nominees, Ancora insisting that any discuss the business, remained insistent that CEO change was required to reach a settlement must include a strategy, and operations resolution CEO change Source: 2024 Definitive Proxy Statement. 35

ANCORA'S PROPOSALS WOULD ELIMINATE RAILROAD EXPERTISE HIGHLY RELEVANT TO NORFOLK SOUTHERN'S OPERATIONS…

Alan Shaw
President & CEO



- Mr. Shaw's 30 years of experience at Norfolk Southern are second to none; his engineering background, strong leadership and clear strategic direction have driven substantial operating improvements for the franchise and shareholders

Richard Anderson
Nominee for Independent Director



- Mr. Anderson was appointed CEO of Amtrak after a successful career navigating Delta Air Lines through transformative and key strategic changes, including formative M&A, post bankruptcy recovery, and a major recession

Claude Mongeau
Independent Director



- Mr. Mongeau is one of the most respected leaders in the rail industry with more than 25 years of experience overseeing all facets of railroad management with a deep understanding of PSR operations

Track Record

Alan Shaw

- Took decisive action to change leadership and implement a new strategy, which:
  - **Achieved a 38% reduction in mainline accident rate in 2023, and the fewest mainline accidents since 1999**
  - **Improved Intermodal service performance by 3,040 bps**
  - **Improved terminal dwell time by 11% and manifest train speed by 22%**
- Revenue growth outpaced Class I railroad peers during tenure as Chief Marketing Officer from 2015 – 2021

Richard Anderson

- Under Anderson, **Amtrak set ridership records** with over 32.5M trips in 2019 and **achieved the best operating results in its history**, including $3.3B in operating revenue[1]
- Anderson is also credited with **executing on several safety initiatives** at Amtrak including **$713M in infrastructure improvements**[2]
- **Transformed Delta into a global leader** by overseeing the Northwest Airlines merger, de-risking the balance sheet and **leading peers on operational metrics like on-time performance**
- **Increased Delta's market capitalization by ~8x** during tenure as CEO[2]

Claude Mongeau

- Partnered with Hunter Harrison for nearly a decade, **successfully implementing CN's bold business transformation** during tenure as CFO
- Key architect of CN's customer-centric pivot leading to superior growth and **a record 55.9% operating ratio** during tenure as CEO[3]
- **Oversaw and developed several veteran PSR leaders**, including Keith Creel, Jim Vena, Mike Cory and John Orr
- **Extensive governance experience** as director of several large North American public companies in engineering, telecommunications, banking, oil & gas and rail sectors

Source: 2024 Definitive Proxy Statement.
1. Per WSJ's "Amtrak, Seeking to Break Even, Sees Some Light at the End of the Tunnel", published November 8, 2019
2. Calculated using FactSet and date range of September 1, 2007 to May 2, 2016.
3. Per 2016 Canadian National Annual Report filed February 1, 2017.

36

…AND REPLACE IT WITH LESS RELEVANT NOMINEES WITH NO OPERATING EXPERIENCE IN A POST-COVID ENVIRONMENT

Jim Barber
Ancora's CEO Nominee

- Mr. Barber also has no experience in the railroad industry, is foreign to rail operations and has no credibility with rail regulators in a highly regulated industry, at a company undergoing regulatory scrutiny

No CEO or rail experience

- Mr. **Barber hasn't worked a full-time** job since the onset of the pandemic; instead, he has become a director-for-hire by activist investors
- Mr. Barber was **not selected as Chief Executive Officer** of UPS despite a 35-year career at the company

> GORDON HASKETT RESEARCH ADVISORS
>
> ***"Barber's involvement at CHRW has so far not solved that company's ills. Nor has a CEO change made a difference…*** *And if Ancora is bothered by NSC's industry lagging margins, then it surely can't like what it is seeing from CHRW right now."*
>
> *– Gordon Haskett, March 2024*

Sameh Fahmy
Ancora Nominee

- Mr. Fahmy has limited leadership or governance credentials and is unfit to execute the duties required for effective Board oversight of a large North American infrastructure company

Gilbert Lamphere
Ancora Nominee

- Mr. Lamphere, a career private equity investor, has no operating experience in the rail industry
- Underwhelming operational performance while on Board of CSX – required new management and Board to improve operations

Less relevant than targeted Directors

Sameh Fahmy:

- **Retired from CN more than a decade ago** as SVP of Engineering, Mechanical and Supply Management under Claude Mongeau's leadership
- As KCS' EVP of Precision Railroading from 2019-2021, he returned to **active management role with mixed safety and operational results**
- **Very limited C-suite experience**; all operations-focused roles
- No U.S. public company governance experience; **ill-prepared to act in an oversight role as director**

Gilbert Lamphere:

- Tenure on CSX Board notable for **industry-lagging** operational performance with **operating ratios consistently more than 70%**
- Lacks knowledge of current industry trends – tenure on CSX's Board was **almost a decade ago** in a **markedly different industry environment**
- Mr. Lamphere is another **"director for hire"** whose allegiance will be to Ancora and their reckless strategy
- **Experience is already well covered** by Claude Mongeau, Richard Anderson and other operationally focused directors

NORFOLK SOUTHERN
Source: Wall Street Research. Permission to use quotations neither sought nor obtained.
37

ANCORA WOULD REMOVE CRITICAL EXECUTIVE LEADERSHIP

Alan Shaw

Norfolk Southern CEO



- Appointed as CEO because the depth and breadth of his experience best positions us to leverage PSR
- Alan has the skills to execute on our strategy and deliver top-tier revenue and earnings growth, with industry-competitive margins
- Diverse, broad-based experience in finance, operations and marketing and a Chartered Financial Analyst

Highly-relevant experience

- Delivered record annual railway operating revenue in first year as CEO in 2022
- Alan led the Company through an extremely challenging corporate crisis, restored relationships and built trust with elected officials, regulators, labor unions and the communities in which we operate – while maintaining and strengthening partnerships with customers – all critical constituencies

WSJ

*"**The unions said that Shaw is doing the right thing and that he should be given more time to reshape the railroad**. They feel that if Ancora gets its way and replaces Shaw with another person, and bringing the cost-cutting measures that they so **feared, it would erase all the gains that they had seen under Shaw's leadership**."*

– Esther Fung, Wall Street Journal, March 2024

VS

Jim Barber

Ancora's CEO Nominee

- Mr. Barber is an unproven CEO candidate, he has never been selected for the role despite being "next in line" twice before, including at UPS
- Mr. Barber also has no experience in the railroad industry or with rail operations and is not qualified to be Norfolk Southern's chief executive

Less relevant than targeted Director

- **The full extent of his executive leadership experience is less than two years.** Mr. Barber's tenure as COO of UPS was short lived – he was appointed in March 2018 and resigned in January 2020
- Mr. Barber **was no longer serving as UPS' COO during the most disruptive and impactful period ever for the global supply chain**
- **This isn't the first time Ancora has tried to install Mr. Barber as CEO**; they failed to do so at C.H. Robinson in 2022. Barber was instead appointed to the Board; since that time, the company's stock has fallen to a 52-week low
- **Mr. Barber has not worked a full-time job since the onset of the pandemic**, turning his energies instead to running as an activist candidate for Boards

Source: 2024 Definitive Proxy Statement and Wall Street Research. Permission to use quotations neither sought nor obtained.

38

ANCORA WOULD REMOVE CRITICAL SAFETY EXPERTISE

Jennifer Scanlon
Independent Director



- Ms. Scanlon has significant executive and Board experience in the product safety testing and manufacturing industries; as the CEO of a safety focused company, she brings important expertise with respect to safety and governance matters
- She has 16+ years of executive experience as a former Norfolk Southern customer

Highly-relevant experience

2016 winner of the National Safety Council's Robert W. Campbell award, a top honor recognizing companies that have attained business excellence through the integration of environment, health and safety management as a key business function(1)

ROBERT W. CAMPBELL AWARD.

CHICAGOCIO ORBIE AWARDS

2023 ChicagoCIO ORBIE Leadership Award Recipient, honoring CIOs and CISOs who have demonstrated excellence in technology leadership

CRAIN'S CHICAGO BUSINESS

One of Crain Chicago's Most Powerful Women in Chicago Business in 2018

VS

Allison Landry
Ancora Nominee

- Ms. Landry's background as an equity research analyst writing about public companies has not prepared her to act in an oversight role as a director of a large public infrastructure company
- In her only public Board role as XPO's Vice Chair and member of the compensation committee, she **oversaw poor pay practices** that were **rejected by a majority of shareholders** at the 2023 Say-on-Pay vote
- **No experience** championing **safety initiatives**
- **No** public or private company **executive experience or operational know-how** specific to rail or otherwise

Less relevant than targeted Director

CREDIT SUISSE

Senior Transportation Research Analyst

OneBeacon INSURANCE

Financial Analyst and Senior Accountant

None of these positions provide her with relevant skills to inform the company's operational or safety initiatives. Ms. Landry's "skills" are redundant to our current Board and to Ancora's own slate of candidates

NS NORFOLK SOUTHERN

Source: 2024 Definitive Proxy Statement.
1. 2016 USG Corporate Sustainability Report.

39

ANCORA WOULD REMOVE CRITICAL GOVERNMENT RELATIONS EXPERTISE

Heidi Heitkamp
Nominee for Independent Director



- Ms. Heitkamp's significant public service experience as a United States Senator, state Attorney General, and rail safety advocate provides the Board with strong relationships across the safety, rail, and agriculture industries, including key Norfolk Southern customers

Highly-relevant experience

- Ms. Heitkamp brings a **wealth of government and policy expertise, with a proven bipartisan track record** and a deep understanding of rail transportation safety matters
- Widely recognized as a **strong advocate for rail safety**

Heitkamp was instrumental in the Railroad Emergency Services Preparedness, Operational Needs, and Safety Evaluation (RESPONSE) Act that ensures first responders have the proper training and resources to handle train derailments involving hazardous materials



The Railroad Emergency Services Preparedness, Operational Needs, and Safety Evaluation (RESPONSE) Act

Authored by U.S. Senator Heidi Heitkamp (D-ND)
Cosponsored by U.S. Senator Tammy Baldwin (D-WI)

VS

John Kasich
Ancora Nominee

- Mr. Kasich's Washington experience is **nearly a quarter century out of date**
- **No industry experience** as an executive or a director
- Involvement in this campaign appears **entirely mercenary**: demanded (and won) a higher fee than any other Ancora nominee and insisted on payment up-front

Less relevant than targeted Director

- Mr. Kasich **has no relevant credentials in the transportation industry, even on a regulatory level: he lacks any clear connection, expertise or interest in railroading**
- Relevant Washington credentials pale beside those of the director he seeks to replace, Heidi Heitkamp
- Track record of opposing infrastructure investment and collective bargaining rights while Governor of Ohio is radically out of touch with NSC's interests and operating realities
  - **Tried to cut collective bargaining rights for hundreds of thousands of government workers**, a move eventually overturned by voters themselves

During his tenure on the Instinet Board…	TSR Declined by [(1)] **60.0%**
During his tenure on the Invacare Board…	TSR Declined by [(1)] **23.5%**

Source: 2024 Definitive Proxy Statement.
1. Calculated using FactSet and date ranges May 18, 2001 and December 8, 2005 for Instinet; March 1, 2001 and November 3, 2010 for Invacare.

NS NORFOLK SOUTHERN
40

ANCORA WOULD REMOVE CRITICAL CYBER RISK MANAGEMENT EXPERTISE

John Huffard, Jr.

Independent Director



- Mr. Huffard is a cybersecurity innovator credited with pioneering vulnerability management software at Tenable, a leading global cybersecurity software firm he co-founded and managed for nearly two decades as President and COO
- Currently also serves as chairman of two high-growth private technology companies

Highly-relevant experience

In 2020, Mr. Huffard was appointed by the White House as a member of the National Security Telecommunications Advisory Committee[(1)]

Inducted into the Cyber Security Hall of Fame in 2023[(2)]

Goldman Sachs recognized Mr. Huffard as one of the 100 Most Intriguing Entrepreneurs of 2016 and 2017[(2)]; he is currently a member of the Goldman Sachs Value Accelerator as a tech sector expert where he mentors portfolio company executives

59% **TSR during his tenure as a director of Tenable[(3)]**

VS

Betsy Atkins

Ancora Nominee

- Ms. Atkins has not worked in an operating role in **over two decades**
- Her claimed "technology expertise" falls miles short of Mr. Huffard's undisputed reputation as a technology leader and innovator
- Having refocused her career around being a "**director-for-hire**" at more than **40 public and private companies** – and, as a current director on 5 public company Boards, **is already considered overboarded under many institutional investor voting guidelines**

Less relevant than targeted Director

Atkins uses Board membership as publicity for her own brand, featuring her Board memberships on her personal website[(4)]
Creating value for shareholders is not her top priority


BETSY ATKINS
BE BOARD READ

(14)% Median TSR across her nearly 20 public Board directorships since 2010[(5)]

Ms. Atkins has a history of poor governance practices, including as Chair of the Compensation Committee at Wynn, where **Say-on-Pay failed to gain majority support in 2022 under her oversight**;
ISS has recommended against her election at SolarEdge and Enovix for poor corporate governance practices

Source: 2024 Definitive Proxy Statement.
1. Workstorm Website: About Jack Huffard.
2. Tenable Press Releases.
3. Calculated using FactSet and date ranges of July 26, 2018 and April 2, 2024.
4. Betsy Atkins Website.
5. Calculated using FactSet; median total shareholder return inclusive of current public boards and past public boards with tenures ending on or after January 1, 2010, through April 2, 2024 where applicable.

NORFOLK SOUTHERN 41

ANCORA WOULD REMOVE CRITICAL CORPORATE GOVERNANCE EXPERTISE

Amy Miles
Independent Chair



- Ms. Miles has a successful track record as a corporate executive and director, having previously served in the role of CEO and Chair at a large public company

John Thompson
Independent Director



- Mr. Thompson has extensive experience as a director and senior executive at customer-facing publicly traded companies, and brings highly relevant governance expertise to our Board

William Clyburn
Ancora Nominee

- Mr. Clyburn is a career bureaucrat **with no public company management or Board experience**
- Rail experience is limited to long out-of-date regulatory experience and zero operational experience; does not add any new skills to the Board

Highly-relevant experience VS ***No relevant governance experience***

- Ms. Miles has overseen the evolution of Norfolk Southern's strategy, operating model, financial performance and safety profile
- Ms. Miles brings **proven governance expertise** to the Board having previously served as **CEO and Chair at Regal Entertainment Group, and director of Amgen and Gap**

REGAL ENTERTAINMENT GROUP — Cineworld Group plc

Successfully oversaw the $5.9bn TEV[1] merger of Regal Entertainment and Cineworld Group in 2017

- Mr. Thompson has **over a decade of public company Board experience at Belk and Wendy's International**, where he served on several Board-level committees overseeing audit, compensation and governance matters

> *Retail Systems Alert Career Achievement Award*
>
> "Turning a challenge into an opportunity seems to be a mantra for John R. Thompson. Regardless of the position he holds, he approaches all business challenges the same way: as a chance to serve the customer better, while improving the performance of the enterprise"[2]

341% During his tenure as a director of Belk[3]

- The **rail industry has undergone large-scale transformation** since Mr. Clyburn served as a Commissioner of the STB between 1998 and 2001
  - The industry has encountered supply chain shocks, including the effects of the pandemic
- Mr. Clyburn has **been away from the industry for over two decades** and has instead focused his attention on his political lobbying business
- Amy Miles and John Thompson **are seasoned public company directors with a wealth of experience that Clyburn does not possess**

Source: 2024 Definitive Proxy Statement. Permission to use quotations neither sought nor obtained.
1. Total Enterprise Value.
2. The best man for the job: John R. Thompson's robust career has earned him the Retail Systems Alert Career Achievement Award" by Deena M. Amato-McCoy published July 2006.
3. Calculated using FactSet and date ranges May 25, 2006 and December 9, 2015 for Belk.

42

03 ANCORA WOULD UNNECESSARILY DELAY OUR TRANSITION AND PUT IT AT RISK

OUR BALANCED STRATEGY CREATES LONG-TERM VALUE BY FOCUSING ON RELIABLE, RESILIENT SERVICE

Our competitors and analysts agree: there is "A Better Way"

Objective is a more resilient railroad with a compelling service product that outperforms throughout market cycles and drives meaningful long-term shareholder value



"**If you concentrate on O.R. as the driving force of what you do and the decision making, then you're making a mistake**, O.R. … is a result of what you do. It's a result of having service, and having operational excellence, safety. But it's also a result of making sure that you grow your business because there's nothing better than growing the business."

Jim Vena at Morgan Stanley Laguna Conference (September 12, 2023)

"Here's why Ancora may want to rethink its [pejorative] use of the term ["resiliency railroading"]: Lack of resiliency has been the industry's Achilles Heel over the last decade.

It was a lack of resiliency that contributed to Union Pacific, BNSF, and CSX's meltdowns in 2014 and 2022, Norfolk Southern's meltdowns in 2014, 2018, and 2021, Kansas City Southern's meltdowns in 2014 and 2021, and Canadian National's meltdown in 2017."

Loop Capital April 1, 2024

"**If there is an activist looking at NSC,** we still believe **the prior PSR playbook won't apply** and that the railroad model in general is more cyclical than before with a broader pivot to growth…Our thesis remains centered on NS improving service to handle an eventual volume inflection while also realizing company-specific productivity initiatives."

J.P. Morgan Research Report (January 26, 2024)



[Improvements at end of 2023] "is all about asset turn, speed and velocity… with a little bit of strategic investment, **much like in the playbook of PSR in the past, this isn't about cutting costs**. It's about strategically and surgically investing money, the career capacity and resiliency to eliminate bottlenecks, turn assets more. It's about locomotive productivity."

Keith Creel in Q4 2023 Earnings Call (January 30, 2024)

Permission to use quotations neither sought nor obtained.

44

ANCORA'S MYOPIC "STRATEGIES," BY CONTRAST, HAVE ONLY CREATED DEEP AND UNDERSTANDABLE CONCERN AMONG KEY CONSTITUENTS

REGULATORS

U.S Department of Transportation
Federal Railroad Administration

*"**Any backsliding, as a result of a change in leadership** or otherwise, **on the safety-oriented path** you have laid out and communicated to us **will likely attract renewed oversight** attention from my office as we pursue our safety mission."*

– Amit Bose
FRA Administrator
February 21, 2024

Surface Transportation Board

"The problem with activist investors bowing down to the cult of the OR is that they are impatient and want immediate returns."

*"**Clearly, their plan** is to install a CEO ordered to **reverse Norfolk Southern's recently instituted corporate strategy**..."*

*"**I do not expect the STB will sit by and watch and wait while another service crisis unfolds** as we confronted in 2022."*

– Martin J. Oberman
STB Chairman; SEARS Conference
February 29, 2024

A letter from STB Chairman Martin J. Oberman to Ancora indicated they declined a meeting

*"In response to your offer [to meet], my office contacted you the next day to arrange a meeting. **You responded by indicating that Ancora was not prepared to meet at that time, despite your offer. I am disappointed that you have not yet scheduled a meeting.**"*

– March 8, 2024

CUSTOMERS

Private Railcar Food and Beverage Assn.
Freight Rail Customer Alliance
National Industrial Transportation League

*"...this proposed new leadership slate seems to be **an excessive reaction** to what may be a brief rise in NS' operating ratio where **they are only interested in short-term gain rather than what is needed in the long run for NS** to better serve its customers and its investors."*

– Ann Warner
Spokeswoman for the FRCA, NITL, and PRFBA
February 29, 2024

Stephens *Survey of Rail Shippers*

*"If NSC loses the shareholder vote, **80% of respondents said they would shift some freight to CSX and/or truck**"*

*"The vast majority of [respondents] support NSC's strategic plan with **86% choosing this approach over the activist plan**"*

*"91% of respondents believe **the activist's plan would result in worse service in the next year**"*

*"NS has been doing a really nice job of balancing cost and service. **If the activist moves forward, it will be bad for everyone except for a few profiteers.**"*

– Stephens Rail Shipper Survey
April 4, 2024

LABOR

Brotherhood of Locomotive Engineers and Trainmen

*"Ancora would be bad for investors. **It's easy to imagine a train wreck under their proposed plans, both literally and figuratively speaking.**"*

– Dewayne Dehart
BLET General Chairman
February 29, 2024

Transportation Trades Dept., AFL-CIO

*"In our opinion, **Ancora's proposed strategy for Norfolk Southern is 'not fit for purpose'** and **the election of Ancora's proposed directors will derail the safety and service improvements that are currently underway** at Norfolk Southern. We believe that **if Ancora wins this proxy contest, Norfolk Southern's workers, communities, customers, and long-term shareholders will be left to pick up the tab.**"*

*"Ancora's proposed strategy to achieve additional reductions in Norfolk Southern's operating ratio **without significantly reducing headcount is, in our view, not based in reality.**"*

– AFL-CIO
Letter to Norfolk Southern Shareholders
April 16, 2024

Source: Wall Street Research. Permission to use quotations neither sought nor obtained.

45

IMPORTANTLY, ANCORA'S CAMPAIGN THREATENS THE STRENGTH OF OUR RELATIONSHIP WITH LABOR

Labor unions, whose members comprise ~80% of our workforce, have made it clear a change in our leadership would be particularly harmful to safety

Alan Restored Relationships With Labor…



…Signing a Commitment to Safety with NSC's 12 Largest Labor Unions

Labor Unions and Employees Have Been Clear in Supporting Alan Shaw and Rejecting Ancora

Brotherhood of Locomotive Engineers and Trainmen

"Since the derailment last year, ***NS' CEO [Alan Shaw] has risen to the occasion and, through his leadership, NS has become a safer, more efficient and customer focused company again."***

– **Jerry Sturdivant**
BLET General Chairman
February 29, 2024

Transportation Trades Department, AFL-CIO

"We believe that following the derailment in East Palestine, Ohio, Norfolk Southern CEO ***Alan Shaw has improved Norfolk Southern's safety mechanisms relative to other Class I Railroads****…"*

– **AFL-CIO**
Letter to Norfolk Southern Shareholders
April 16, 2024

*"****Replacing Mr. Shaw with Ancora's proposed candidate would be a tremendous mistake*** *and a detrimental step for Norfolk Southern, its shareholders, and the entire Class I freight rail industry."*

– **Greg Regan**
President, Transportation Trades Department, AFL-CIO
March 8, 2024

Brotherhood of Locomotive Engineers and Trainmen

"I can assure you ***I will be voting all shares in favor of Alan Shaw and his team****. The leaders of our union and our members see the potential for* ***increased revenue for Norfolk Southern with him at the wheel****. In contrast, Ancora would be bad for investors. It's easy to imagine a train wreck under their proposed plans, both literally and figuratively speaking."*

– **Dewayne Dehart**
BLET General Chairman
February 29, 2024

Permission to use quotations neither sought nor obtained.
46

A RECENT INDEPENDENT SHIPPER SURVEY ON ANCORA’S CAMPAIGN REVEALED STRONG SUPPORT FOR OUR STRATEGIC PLAN Shippers are fearful Ancora’s plan would result in a deterioration in service + “The vast majority of shippers participating in our survey support NSC's strategic plan with 86% choosing this approach over the activist plan” “…if NSC loses the shareholder vote, 80% of respondents said “72% of respondents believe NSC's plan would result in better service in they would shift some freight to the next year, while 91% of respondents CSX and/or truck” believe the activist's plan would result in worse service in the next year” Source: Stephens’ “Rail Shipper Survey on the Activist Campaign at NSC” published April 4, 2024. Permission to use quotations neither sought nor obtained. 47 Note: Survey Monkey (surveymonkey.com) used for distribution of survey questions and anonymous collection of survey results.

ANCORA'S SINGULAR FOCUS ON TAKING CONTROL OF THE COMPANY IS NOT ALIGNED WITH THE INTERESTS OF ALL SHAREHOLDERS

Ancora's candidates and proposed strategy would introduce significant risks to our business and disrupt our path to deliver long-term sustainable shareholder value

- **Ancora demands Norfolk Southern replace its CEO, COO and a majority of its Board with individuals without a proven track record and a reputation for cutting costs at the expense of service quality, safety and overall performance**
  - Public statements and Ancora's presentation on Norfolk Southern demonstrate their misunderstanding of our nuanced business strategy, operating model and financial performance, and exposes ignorance for the implications that their campaign will have on the Company, our shareholders and the broader industry and economy
- **Ancora's misguided attempt to displace the Board to effect wholesale change in management would introduce significant risk, impede our progress and destroy long-term value**
  - The Board engaged constructively, and in good faith with Ancora to understand their perspectives and consider their candidates
  - Specifically, the Board interviewed all eight of their director candidates and offered a settlement construct that included board representation for two of them. We have also brought on a leader in PSR as our new COO, addressing a core pillar of their campaign
  - If Ancora's primary focus was on what is best for all shareholders, this change in management, in conjunction with significant board representation for Ancora, would allow us to avoid a proxy contest; Ancora is insistent on pursuing an "all or nothing" campaign
- **Although we remain open to any opportunity to find a reasonable resolution, Ancora was adamant that any resolution would have to involve terminating our CEO, even as he is executing on our transformation**
  - Ancora's proposed changes to the Board, management team, and strategy would undermine the important progress we have made. Our relationships with customers, employees, and regulators would be at great risk, and lead to the deterioration of shareholder value
- **Ancora does not have the know-how to assess the strategic direction a rail should take**
  - Ancora has no prior experience running an activism campaign at a railroad and has no proven track record of success in the freight sector

> *"Activist investor **Ancora Holdings is deploying a playbook in its proxy battle at Norfolk Southern honed during other freight-sector campaigns**, in particular its failed push to streamline the nation's largest freight broker, C.H. Robinson Worldwide."*[(1)]
>
> THE WALL STREET JOURNAL.

> *"**Ancora is dramatically misconstruing Norfolk Southern's trajectory of dramatic documented improvements** over the last year, across safety, efficiency, and profitability – and **the choice between Norfolk Southern's proven strategy and Ancora's activist challenge could not be more stark**…"*[(2)]
>
> FORTUNE

Source: Public filings and FactSet. Permission to use quotations neither sought nor obtained.
1. Wall Street Journal article "Activist Ancora Brings Scars from Freight Campaigns to Norfolk Southern Proxy Fight" by Paul Berger dated February 29, 2024.
2. Fortune article "Norfolk Southern is getting back on track–but activist investor Ancora is trying to derail it in a vicious proxy fight" by Jeffrey Sonnenfeld and Steven Tian dated April 15, 2024.

48

ANCORA IS BLINDLY FOLLOWING THE SAME IMPLEMENTATION PLAN THAT HOBBLED CSX'S ABILITY TO SERVE CUSTOMERS IN 2017-19

Getting to a sub-60% OR without impairing service and losing customers is "A Better Way"

Ancora's timeline duplicates CSX's 2017 precedent…


CSX Actuals (beginning Q1'17) / Ancora's Target (1)
68.7%
69.5%
62.1%
60.0%
59.0%
57.0%
Starting Point
After 18 Months
After 30 Months

…requiring a similarly chaotic pattern of massive furloughs…


1,760 Furloughed
3,301 Furloughed
4,873 Furloughed
After 12 Months
After 18 Months
After 30 Months

"What our plan is, our plan is to really take it down to the studs."

Jamie Boychuk
April 15, 2024

…resulting in an inability to serve customers


CSX vs. NSC Volume
(Rolling 4 Week Indexed Volume)
CSX Total
NSC Total
CSX management change
Indexed to Start of CSX's PSR Implementation
TSR over this period:
NSC: 73.6%
CSX: 65.3%
CSX underperformed NSC by 833 bps
Apr-17
Apr-18
Apr-19

NORFOLK SOUTHERN

Source: Company filings and Ancora's presentation dated April 15, 2024 titled "Move NSC Forward: The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network."
1. CSX Actuals reflect LTM figures corresponding to periods ending Q1'17, Q3'18 and Q3'19. Starting point for "Ancora's Target" represents NSC's last nine months average as of April 14, 2024; subsequent points correspond to operating ratio targets based on the midpoints of the time horizons in Ancora's analysis (e.g., 18-months for the 12-24 month target).

49

ANCORA’S CAMPAIGN IS PREMISED ON UTTER DISREGARD FOR OUR CURRENT OPERATING ENVIRONMENT… Ancora’s self-serving, tone-deaf demands are particularly dangerous in the context of the East Palestine incident • Demands a major reconstitution of Norfolk Southern’s management team and Board, which in the context of our ongoing response to East Palestine, shows that Ancora is out of touch with our business, our strategy and our Abruptly Calls for Leadership responsibilities to all stakeholders Change amid a Pivotal Transition • Ignores the potential ramifications of their campaign on Norfolk Southern from a regulatory perspective • Intentionally misconstrues Norfolk Southern’s financial and operational performance by not acknowledging the obvious and significant impact East Palestine has had on these results Misleads Shareholders by Ignoring Context and Circumstance • Conveniently excludes Quality Carriers from CSX’s financial results and excludes other core peers from benchmarking analyses to inflate the gap between Norfolk Southern and Class I peers • Argues that Norfolk Southern’s Board lacks relevant industry experience, but only 2 of their 7 nominees have relevant rail operating backgrounds; importantly, their CEO candidate has zero rail-specific or CEO experience Contradicts Its Own Narrative • Falsely claims Norfolk Southern lacks a safety culture, while several of Ancora’s nominees including their COO candidate have a reputation for cost cutting that sacrifices service quality and safety for short-term profit • Repeatedly states that Norfolk Southern’s response to East Palestine has not been enough, yet offers no perspective on what should have or could have been done differently to address the aftermath Shamelessly Uses Tragedy for Profit • Disregards the clear endorsement for management and their response to East Palestine from true industry professionals including regulators and elected officials, labor unions, customers, community members and other stakeholders Source: Ancora’s “The Case for Leadership, Safety & Strategy Changes at Norfolk Southern”. 50

…AN UNQUALIFIED CEO CANDIDATE WHO IS UNFAMILIAR WITH RAILROAD OPERATIONS OR REGULATORS AND HAS NEVER RUN A COMPANY…

What does Ancora see in Jim Barber that no one else does?

- **Curiously, Mr. Barber was not selected as Chief Executive Officer of UPS despite a 35-year career at the company**
  - At the time, Mr. Barber boasted a unique resume and backstory, having worked his way from delivery driver to executive. Somehow, this did not compel the board or management to count on him to lead UPS forward
  - Mr. Barber 'retired' shortly after not being selected and was no longer serving as UPS' COO during the most disruptive and impactful period ever for the global supply chain
- **Mr. Barber hasn't worked a full-time job since the onset of the pandemic; instead, he has become a director-for-hire**
  - Ancora Advisors failed in its attempt to install Mr. Barber as CEO at C.H. Robinson. Since Barber joined the board of C.H. Robinson as an independent director, management and Board changes made at Ancora's behest have driven the company's stock to a 52-week low
  - Sachem Head nominated Mr. Barber to the board of U.S. Foods, where he currently serves as a director
- **Ancora's foundational assumption – that a brand-new and untested management team, led by a fledgling CEO who has neither led a company before nor worked in the rail industry ever, can successfully overhaul a network while undoing investments that have made NSC a safer and service-oriented railroad, and in the process win over skeptical regulators and concerned customers – is incredibly naïve**
  - Importantly, Mr. Barber has no credibility with rail regulators in a heavily regulated industry at a company that is under ongoing regulatory scrutiny

GH GORDON HASKETT RESEARCH ADVISORS

"CHRW has since added Jim Barber to the board and that is the same Jim Barber who Ancora has tapped to run Norfolk Southern (NSC) if it wins its proxy fight with the railroad this spring. ***Barber's involvement at CHRW has so far not solved that company's ills. Nor has a CEO change made a difference****… **And if Ancora is bothered by NSC's industry lagging margins, then it surely can't like what it is seeing from CHRW right now.**"*

– Gordon Haskett, March 2024

NS NORFOLK SOUTHERN

Source: Wall Street Research. Permission to use quotations neither sought nor obtained.

51

…AND A COO REPLACEMENT WITH A TRACK RECORD OF CREATING UNNECESSARY AND COUNTERPRODUCTIVE RISK

Ancora's best hope is an executive who departed his last two companies quickly, under still-unexplained circumstances?

- **Boychuk's short-term orientation is troublesome, and his track record as an operator is not inspiring**
  - Under Boychuk, operational performance deteriorated at CSX despite inheriting a well-run operation from Hunter Harrison and Ed Harris
  - CSX's margins deteriorated by 400 basis points; train speed slowed by 17%; average dwell hours worsened by 14%; and mainline accident rate increased by 76%
- **Our concerns around Boychuk's capabilities and character are well-known to industry insiders who know him best**
  - A major NSC customer with prior experience of Boychuk from his CSX days threatened to cancel its contracts with Norfolk Southern if Boychuk joins the management team
  - An external candidate for an operational role recently withdrew from consideration upon hearing Boychuk was being pushed for the COO role at Norfolk Southern
- **With his devotion to the "slash-and-burn" playbook, Boychuk offers more downside for Norfolk Southern than upside**
  - Based on his well-established history, Boychuk's oversight of Ancora's plan would translate to poor service and missed growth during the upcoming market recovery, damaged relationships with key stakeholders, and risks unwinding the gains we have made in safety

TTD

*"During his last full year in 2022, **CSX's rate of total accidents and incidents per million train miles rose to its highest levels since 2005…"***

*"…CEO Joe Hinrichs **let him go because PSR broke the railroad and destroyed relationships with their customers and workers.**"*

– Transportation Trades Department, AFL-CIO, March 2024

UBS

*"[On Boychuk's departure from CSX] **We note the importance CSX places on their approach to culture and people**. We also note **the styles of Mr. Boychuk and CEO Joe Hinrichs appeared to be different in terms of how they manage people**, based on their public comments and the nature of their roles."*

– UBS Equities, August 2023

Hum

*"From the back channels, it sounds like **Boychuk was pretty ruthless with labor and with him in place**, Hinrichs may have recognized he wasn't going to be able to make the gains needed with labor."*

– Hum Industrial Technology, August 2023

Source: Wall Street Research. Permission to use quotations neither sought nor obtained.

52

ANCORA'S BOARD NOMINEES REPRESENT A NET LOSS TO THE BOARD

NSC Would "Gain" Little from Ancora's Nominees…

Betsy Atkins
- Has not worked in an operating role in over two decades
- Overboarded – currently serves on 5 other public company boards
- Appears to collect board memberships as publicity for her own brand
- Another "director for hire" whose allegiance will be to Ancora and their reckless strategy

Jim Barber
- No railroad industry experience, no credibility with regulators and no safety experience
- Has never been CEO despite being "next in line" at UPS and C.H. Robinson
- Has been on the bench for 5 years during the biggest shock to global supply chains in history

William Clyburn
- Career bureaucrat – no company management or board experience
- Regulatory experience is nearly two decades out-of-date
- Zero operational experience
- No public company experience

Sameh Fahmy
- EVP at KCS for a short period of time and with mixed results
- Very limited C-suite experience, all in operations-focused roles
- No U.S. public company governance experience

John Kasich
- Career politician – no relevant credentials in the transportation industry
- No operational background
- Poor relationship with labor unions

Gilbert Lamphere
- Private equity manager and board member with no direct operating experience
- Another "director for hire" whose allegiance will be to Ancora and their reckless strategy

Allison Landry
- No public or private company executive experience
- Background as research analyst does not qualify her to serve on a public board
- No experience championing safety initiatives
- No operational know-how specific to rail or otherwise

…But Lose Extensively in Expertise it Needs

Expertise Norfolk Southern Needs from its Board	NSC's Board Is Fit-for-Purpose
Environmental and Sustainability	7 of 13
Executive Leadership	13 of 13
Finance and Accounting	9 of 13
Governance/ Board	13 of 13
Governmental and Stakeholder Relations	11 of 13
Human Resources and Compensation	7 of 13
Information Technology	7 of 13
Marketing	7 of 13
Operational Oversight	11 of 13
Risk Management	11 of 13
Safety	7 of 13
Strategic Planning	13 of 13
Transportation and Logistics	6 of 13

Sources: 2024 Definitive Proxy Statement, Ancora's "The Case for Leadership, Safety & Strategy Changes at Norfolk Southern".

53

NORFOLK SOUTHERN IS EXECUTING ON A BETTER STRATEGY WITH GREATER LONG TERM UPSIDE FOR SHAREHOLDERS

Norfolk Southern is Emerging as a Safer, More Profitable Railroad with Strong Execution From Crisis-Tested Leaders

- To grow long term freight volumes and recapture market share lost to trucking, the railroad industry must correct for the inconsistent service from barebone staffing driven by too narrow a focus on cost cutting to the detriment of safety and service
  - The Board appointed Alan Shaw CEO in 2022 to implement PSR in a more balanced way, delivering top-tier revenue and earnings growth with industry-competitive margins
  - Alan began to execute our balanced "A Better Way" strategy, focused on three pillars, with safety at its core:
    - Service: Reliable and resilient service through operational and economic disruptions
    - Productivity: Continuous productivity improvement, with a relentless pursuit of excellence through innovation
    - Growth: Smart and sustainable growth with consistent through-cycle service, enabling share recapture and customer retention
  - The strategy was working. We delivered record 2022 revenues, closed the gap to Class I peers with an operating ratio (OR) in the low 60%'s, and achieved the 2nd highest 5-year TSR of our Class I peers (through 12/31/2022)
- Following the East Palestine (EP) incident, we acted decisively to overhaul safety standards to protect our stakeholders and our own long-term viability
  - We reduced mainline accident rate by 38% YoY to the lowest level since 1999 and among the best of the North American Class I railroads
- Despite EP's adverse impact, we continued to improve service levels – train speed by 22% and terminal dwell by 11% since Alan became CEO
  - We improved Intermodal on-time performance by 3,040 bps, demonstrating we have the right plan
  - We are applying this playbook to our Merchandise network, which represents 2/3 of train starts, already improving Merchandise velocity by 24%
- To accelerate execution, we made a series of organizational changes culminating in the appointment of a seasoned PSR expert, John Orr, as COO
  - Since he joined us, more diligent plan adherence has already further improved both Merchandise velocity and terminal dwell by 8% each
  - Furthermore, as we continue to scale our operational changes throughout our network, we expect to see further sequential OR improvement
- We are on a clear and achievable path to close the gap with peers by achieving a <60% OR in 3-4 years[(1)]
  - This includes a detailed, ground-up plan to capture 400 bps ($550m) of productivity savings and upcycle improvement in the next 3 years
  - The plan will deliver 100-150 bps of OR improvement in 2024, with line of sight to 400-450 bps improvement in 2H 2024
- Our thoughtful, achievable plan contrasts sharply with Ancora's ungrounded and irresponsible PSR implementation strategy, which:
  - Requires thousands of jobs cuts, reversing service and safety progress, and impeding growth
  - Has already drawn increased regulatory scrutiny and extensive public concern from customers, to the detriment of shareholder value

NORFOLK SOUTHERN

1. The operating ratio improvements discussed and presented on this page represent adjusted operating ratio. See Appendix 3 for definition and reconciliation to GAAP operating ratio.

54

REJECT ANCORA’S ATTEMPT TO TAKE CONTROL OF NORFOLK SOUTHERN VOTE the WHITE proxy card today. Elect the Norfolk Southern Board online or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided YOUR VOTE IS IMPORTANT! If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies (877) 750-9496 (toll-free from the U.S. and Canada) +1 (412) 232-3651 from other countries DISCARD the Blue proxy card you receive from Ancora. If you inadvertently voted using a Blue proxy card, you may cancel that vote simply by voting again TODAY using the Company’s WHITE proxy card. Only your latest-dated vote will count 55

APPENDIX 1: GLOSSARY OF RAIL TERMS 56

GLOSSARY OF RAIL TERMS

ACS IRT	Idle Reduction System supplied by ACS Railroad Solutions.
AAR	Association of American Railroads.
Accident Rate	The number of accidents per million train miles travelled.
Blocking / Pre-Blocking	When railcars are classified by destination and grouped together at origin or local yards to reduce handling at intermediate yards.
Crew Starts	The number of crews that a railroad deploys.
DC2AC	Program of converting older DC-traction locomotives into AC traction units given AC units.
Deadhead Detention	Crew members who earn wages without performing service while awaiting assignments or repositioning between terminals.
Dwell	The average amount of time a railcar spends in a terminal between destinations.
FRA	Federal Railroad Administration.
GTM	Gross ton mile, measurement of the product of total weight and the distance moved by a train.
HPT	Horsepower per ton, the amount of power necessary to move a train, which depends on the type of service.
Intermodal	Commodity group consisting of shipments moving in shipping containers and truck trailers often with water or truck transport at terminals, handled on behalf of intermodal marketing companies, steamship lines, premium customers and asset-owning companies.
Mainline Accident Rate	The number of mainline accidents per million mainline train miles traveled.
Merchandise	Commodity group consisting of agriculture, forest and consumer products, chemicals, metals and construction products, and automotive products.

NORFOLK SOUTHERN 57

GLOSSARY OF RAIL TERMS (CONT.) MTO Minimum Time Offset (an energy management function). On-Time Connections The percentage of connections that occur within a set period of time around the railroad’s original estimate. The percentage of carloads and intermodal trains that arrived at their destinations within a set period of time around the On-Time Performance railroad’s original arrival estimate. Precision Scheduled Railroading, a strategy using departure schedules and point-to-point delivery methods in order to PSR consolidate rail networks and lower operating ratios. Rationalization Restructuring of a rail network by eliminating unprofitable lines. Re-Crew Second crew used to bring a train into a terminal when the original crew has insufficient time to complete the trip. SHPT Smart Horsepower per Ton (an energy management function). T&E Train and engine. Through-Connection Dwell The average amount of time a railcar spends in a connection between terminals. Throughput The number of trains or train parts that can pass through a railroad line section in a set period of time. Train Speed The average train velocity from origin to destination. Train Starts The number of trains that a railroad originates. Train Yield Measurement of the revenue from one ton of freight traveling one mile. The measure of goods transported by rail typically measured in ton-miles, where one ton-mile represents one ton of goods Volume transported one mile. 58

APPENDIX 2: THE FACTS BELIE ANCORA’S FICTIONS 59

MYTH VS. FACT: MANAGEMENT, BOARD AND STRATEGY

Ancora's False Claims	The Facts
✕ ***Mr. Shaw does not possess the strategic operating and financial experience needed to effectively oversee Norfolk Southern***	✓ Alan is the right leader for Norfolk Southern; he brings 30 years of industry experience from within the Company, including in **operations leadership as our former Head of Intermodal Operations and Coal Transportation** ✓ Alan's background is complimented by our management and Board nominees, which include **industry veterans like Claude Mongeau and Richard Anderson, to provide the necessary skills and experience** to drive NSC in the right direction ✓ Norfolk Southern's **"safety-first, worker-focused culture" is a reflection of Alan Shaw's leadership**, and is widely endorsed from our key stakeholders including employees, labor unions, regulators and shareholders
✕ ***Mr. Shaw can't make the needed cultural and accountability changes to cut decision-making layers, combine silos, select higher quality talent and change practices***	✓ Alan has proven he is up to the task and has made significant changes to our management and Board since becoming CEO; **since Alan Shaw's appointment, Norfolk Southern has added and elevated talent to execute on our strategy** ✓ **We have undertaken extensive leadership and governance changes to reflect best-in-class practices** and put the right people in charge to help execute our plan, deliver on our guidance and our hold ourselves accountable for results
✕ ***Norfolk Southern's TOP-21 Strategy is Flawed***	✓ In Ancora's own words, "***TOP-21 was based on responsible PSR principles with demonstrable results*** *in 2020, 2021 and part of 2022*" ✓ Ancora's estimated $1bn in cost savings to achieve a sub 60% OR by 2026 implies **significant headcount reductions, which puts safety and service at risk** ✓ Our guidance currently exceeds Ancora's targets using their own assumptions – our **management team has a better and more clearly achievable plan**
✕ ***The "Winning Ticket" is Barber and Boychuk***	✓ **Mr. Barber is a "second choice" candidate;** Mr. Barber was not selected to be CEO despite being 'next in line' twice, including at UPS, despite a 35-year career at the company ✓ Mr. Boychuk's track record should be questioned; **during his tenure at CSX, OR decreased while accident rates increased** ✓ **Norfolk Southern's management has a better and more achievable plan**

Source: Ancora's "The Case for Leadership, Safety & Strategy Changes at Norfolk Southern".

60

MYTH VS. FACT: FINANCIAL PERFORMANCE AND OPERATIONS

Ancora's False Claims	The Facts
× ***Norfolk Southern has stagnated operationally because the Company has resisted implementing scheduled railroading principles***	✓ We first announced the **implementation of a PSR-based operating plan at our 2019 Investor Day.** We are working tirelessly to execute on our strategy that **balances service, productivity and growth, with a focus on safety, in both economically favorable and challenging environments** ✓ Execution of **our PSR operating plan** under our new strategy has **turned around performance**, including **improving train speed, terminal dwell and on-time service performance** ✓ **Ancora blatantly disregards the meaningful impact of East Palestine on Norfolk Southern's** performance and the necessary investments required to correct our long-term operations to be resilient and reliable
× ***Norfolk Southern has been a long-term underperformer and has underperformed peers across all relevant financial metrics*** × ***Mr. Shaw's three-year outlook explicitly indicates the margin gap to peers will not close***	✓ **Ancora's benchmarking of Norfolk Southern is intentionally deceitful** as it excludes Quality Carriers from CSX's financial results and BNSF and KCS from several key metric comparisons, exacerbating the performance gap relative to Class I peers ✓ Ancora's strategy is highly dependent on an assumed cyclical upswing, while **Norfolk Southern's strategy is designed to provide reliable service throughout the economic cycle without risking safety or performance** ✓ **Norfolk Southern has clearly and publicly stated that we are on track to close the performance gap to our Class I peers**; Ancora's strategy is only different in that it requires massive headcount reductions, which Ancora tactfully omits
× ***Norfolk Southern's operations have not improved***	✓ Since Alan Shaw's appointment to CEO, we have improved service and safety **– train speed has improved by 22%, terminal dwell has improved by 11%, and in 2023, we reduced our mainline accident rate by 38% to its lowest level since 1999** ✓ Under Alan's tenure, **we improved Intermodal on-time service performance by 3,040 bps** and **are applying this playbook to our Merchandise network, which represents 2/3 of train starts** ✓ **Merchandise velocity has improved by 24%** since Alan's appointment to CEO; we are **continuing to improve network performance to reach our operating targets**

Source: Ancora's "The Case for Leadership, Safety & Strategy Changes at Norfolk Southern".

61

MYTH VS. FACT: SAFETY AND EAST PALESTINE Ancora’s False Claims The Facts ✓Our response to East Palestine has been applauded by customers, regulators and stakeholders ✓Norfolk Southern has demonstrated its commitment to East Palestine since day one, and continues to invest time and resources to ensure the community and stakeholders are made whole ✓Key stakeholders have been clear – Ancora’s campaign at Norfolk Southern is distracting and û Norfolk Southern botched its response to East Palestine unnecessary, but more importantly, poses a risk to the entire industry and to all stakeholders, if successful ✓Ancora’s representation of East Palestine ignores reality and is a repudiable attempt to capitalize on a tragedy; Norfolk Southern’s response was swift and comprehensive, and the Company continues to take concrete steps to improve safety and help the community ✓Norfolk Southern was the only Class I railroad to achieve significant reductions in the rate of mainline derailments in 2023; we achieved a 38% reduction in our mainline accident rate year-over- year in 2023 ✓Actions speak louder than words: since East Palestine, Norfolk Southern has taken up a variety of far-reaching initiatives to address operations, safety and risk management to ensure such a setback does not repeat ✓Last year, we initiated a six-point safety plan and made necessary investments to accelerate enhancements to our safety culture and operational transformation, including installing digital û Safety is Ancora’s priority, whereas Norfolk Southern train inspection portals, implementing enhanced employee training, and being the first Class I railroad peddles a PR narrative to join the Federal Railroad Administration's Confidential Close Call reporting system ✓Key stakeholders including regulators and labor recognize efforts made by Norfolk Southern’s leadership to be best-in-class example of top safety and reliability; labor unions claims that they have “seen an improvement in safety and morale under Shaw and worry that a management shake-up will reverse these gains” ✓Ancora’s vision for Norfolk Southern is predicated on the slash and burn strategy of PSR’s early days in the rail industry, and Ancora’s proposed team has a proven track record of degrading operational performance, service quality and safety records Source: Ancora’s “The Case for Leadership, Safety & Strategy Changes at Norfolk Southern”. The Wall Street Journal “Railroad Workers Were Ready to Strike. Now They’re Fighting to Save Their CEO”. 62

MYTH VS. FACT: EXECUTIVE COMPENSATION Ancora’s False Claims The Facts ✓Ancora cherry picks compensation figures from proxy statements to fit their narrative as it suits them and to mislead shareholders û Alan is Overpaid as CEO ✓Compensation figures portrayed in Ancora’s presentation are misleading and greatly understate peers relative to NSC. They inconsistently use “Compensation Actually Paid” and “Summary Compensation Total” to suit their narrative and portray NSC in the worst possible light ✓In the fall, we continued our outreach to solicit shareholder feedback on the drivers behind the 2023 Say-on-Pay vote outcome as part of our effort to maintain an ongoing dialogue with our shareholders on our strategic priorities ✓Diverse feedback provided during these follow-up discussions was primarily focused on alignment of pay and performance, the rationale for the various components of our redesigned annual incentive plan and the scope of our clawback policy ✓In response, the Committee took the following actions: (i) introduced new Safety Metrics; (ii) exercised negative discretion; eliminating the 2023 annual incentive payouts to zero for Alan and all the Company's executive vice presidents to foster alignment with our shareholders and (iii) adopted a û Shareholders are confounded by the Board’s decision to supplemental clawback policy that exceeds the NYSE requirements and covers detrimental conduct, award Mr. Shaw a raise for 2023 including detrimental conduct resulting in a material risk management, operational, safety, or reputational failure ✓Alan was only CEO for just over half of 2022. The primary change in compensation between 2022 and 2023 reflects the fact that 2023 was his first full year as CEO ✓92% of Shaw's target compensation was provided in the form of at-risk or performance-based incentives with value tied to the achievement of preset, rigorous performance goals or our stock price performance ✓Using the calculations Ancora cites in its presentation, Alan Shaw received a pay decrease in 2023 based on “Compensation Actually Paid” û Shareholders want an election contest to be defined by ✓Ancora’s misleading tactics to portray our pay practices in the worst possible light shows that they facts and ideas do not care about shareholder’s desires to have an elections defined by facts and ideas Source: Ancora’s press release “Investor Group Asks Norfolk Southern Chair Amy Miles to Address Decisions to Raise CEO Pay 37% and Run a Scorched-Earth Campaign”. 63

MYTH VS. FACT: MERIDIAN SPEEDWAY

Ancora's False Claims	The Facts
✗ ***Norfolk Southern gave up a critical part of its long-term franchise (in the form of concessions related to the strategic Meridian Speedway and Terminal) to hire an executive from Canadian Pacific Kansas City who lacks any experience at an Eastern railroad***	✓ Ancora wildly misrepresents the amendment NSC made to the Meridian Speedway agreement to release John from his contract with CPKC **– it was not a consequential concession** ✓ **The change merely allows for increased competition** along a corridor where competition and pricing are mainly defined and set by abundant truck capacity ✓ The intermodal **traffic covered by the Dallas Terminal Amendment represents a minority of the Company's business (~25%) on the Meridian Speedway and accounts for only approximately 1%** of the Company's total revenue ✓ **NSC will maintain a more competitive route between Dallas and the Southeast, with faster transit times for the foreseeable future** while substantial capital projects are undertaken on the competing line ✓ **Ancora's assumption with respect to the Wylie terminal is also incorrect** ✓ **John Orr is an expert and award-winning thought leader in precision scheduled railroading and brings a proven track record of improving operations** at multiple Class I railroads in regions spanning Canada, the U.S., and Mexico
✗ ***The Board and Mr. Shaw have given Norfolk Southern's competitors a bridge across the Company's moat in exchange for boosting their prospects in an election contest***	✓ As we previously stated, **this revised agreement is by no means a consequential concession** ✓ **NSC maintains a competitive advantage with the fastest and highest capacity rail route for transcontinental intermodal traffic between the Southwestern U.S. and the Southeast** ✓ CPKC will **gain some additional flexibility** to move other Intermodal traffic along the Meridian Speedway corridor to and from the Dallas market ✓ **Additionally, NSC expects to drive long-term performance gains as a result of John Orr's operational expertise**

NORFOLK SOUTHERN

Source: "Ancora Sends Letter to Norfolk Southern Shareholders Regarding the Three-Year Path to Superior Performance and Significant Value Creation" dated March 26, 2024.

64

APPENDIX 3: NON-GAAP FINANCIAL MEASURES 65

NON-GAAP FINANCIAL MEASURES This document includes the presentation and discussion of adjusted operating ratio. This figure adjusts our GAAP financial results to exclude the effects of the direct costs resulting from the East Palestine incident. We use this non-GAAP financial measure internally and believe this information provides useful supplemental information to investors to facilitate making period-to-period comparisons by excluding the costs arising from the East Palestine incident, and in 2024, also excluding other charges relating to restructuring efforts, shareholder matters and a deferred tax adjustment. While we believe that this non-GAAP financial measure is useful in evaluating our business, this information should be considered as supplemental in nature and is not meant to be considered in isolation from, or as a substitute for, the related financial information prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies. See below for a reconciliation of the 2023 non-GAAP operating ratio figures provided in this document to GAAP operating ratio. With respect to projections and estimates for future non-GAAP operating ratio, including full-year 2024 adjusted operating ratio guidance and our longer term adjusted operating ratio target, the Company is unable to predict or estimate with reasonable certainty the ultimate outcome of certain items required for the GAAP measure without unreasonable effort. Information about the adjustments that are not currently available to the Company could have a potentially unpredictable and significant impact on future GAAP results. The following table adjusts our 2023 GAAP financial results to exclude the effects of the East Palestine incident. The income tax effects of this non-GAAP adjustment were calculated based on the applicable tax rates to which the non-GAAP adjustment related: Non-GAAP Reconciliation for 2023 Reported (GAAP) East Palestine Incident Adjusted (non-GAAP) ($ in millions, except per share amounts) Income from Railway Operations $2,851 $1,116 $3,967 Income Taxes 493 270 763 Net Income 1,827 846 2,673 Diluted Earnings Per Share $8.02 $3.72 $11.74 Railway Operating Ratio (%) 76.5% (9.1%) 67.4% 66

Thank You www.norfolksouthern.com

###

Important Additional Information

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Concerning Participants

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This document includes the presentation and discussion of adjusted operating ratio. This figure adjusts our GAAP financial results to exclude the effects of the direct costs resulting from the East Palestine incident. We use this non-GAAP financial measure internally and believe this information provides useful supplemental information to investors to facilitate making period to period comparisons by excluding the costs arising from the East Palestine incident, and in 2024, also excluding other charges relating to restructuring efforts, shareholder matters and a deferred tax adjustment. While we believe that this non-GAAP financial measure is useful in evaluating our business, this information should be considered as supplemental in nature and is not meant to be considered in isolation from, or as a substitute for, the related financial information prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies. See below for a reconciliation of the 2023 non-GAAP operating ratio figures provided in this document to GAAP operating ratio. With respect to projections and estimates for future non-GAAP operating ratio, including full year 2024 adjusted operating ratio guidance and our longer term adjusted operating ratio target, the Company is unable to predict or estimate with reasonable certainty the ultimate outcome of certain items required for the GAAP measure without unreasonable effort. Information about the adjustments that are not currently available to the Company could have a potentially unpredictable and significant impact on future GAAP results.

The following table adjusts our 2023 GAAP financial results to exclude the effects of the East Palestine incident. The income tax effects of this non-GAAP adjustment were calculated based on the applicable tax rates to which the non-GAAP adjustment related:

	Non-GAAP Reconciliation for 2023
	Reported (GAAP)	East Palestine Incident	Adjusted (non- GAAP)
	($ in millions, except per share amounts)
Income from railway operations	$2,851	$1,116	$3,967
Income taxes	$493	$270	$763
Net income	$1,827	$846	$2,673
Diluted earnings per share	$8.02	$3.72	$11.74
Railway operating ratio (percent)	76.5	(9.1)	67.4